STOCK PURCHASE AGREEMENT by and among SUBZERO PURCHASER CORP., a Delaware corporation SCISAFE, INC., a Delaware corporation, SCISAFE, INC., a New Jersey corporation, and BIOLIFE SOLUTIONS, INC., a Delaware corporation Dated as of November 12, 2024

TABLE OF CONTENTS ARTICLE I DEFINITIONS ........................................................................................................ 1 Section 1.1. Certain Definitions ...................................................................................... 1 Section 1.2. Interpretive Provisions .............................................................................. 18 ARTICLE II PURCHASE AND SALE .................................................................................... 19 Section 2.1. Purchase and Sale; Purchase Price; Payment of Estimated Cash Purchase Price ........................................................................................... 19 Section 2.2. Closing ...................................................................................................... 20 Section 2.3. Closing Deliverables ................................................................................. 20 Section 2.4. Preparation of the Final Statement of Purchase Price; Adjustment to Purchase Price ....................................................................................... 22 Section 2.5. Withholding .............................................................................................. 24 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY ...................................................................................................................... 24 Section 3.1. Organization, Good Standing, Qualification and Power .......................... 25 Section 3.2. Authority; Execution and Delivery; Enforceability .................................. 25 Section 3.3. Non-Contravention ................................................................................... 25 Section 3.4. Consents .................................................................................................... 26 Section 3.5. Capitalization ............................................................................................ 26 Section 3.6. Financial Statements ................................................................................. 27 Section 3.7. Absence of Certain Developments............................................................ 28 Section 3.8. Compliance with Applicable Laws; Governmental Authorizations; Licenses; Etc ............................................................................................. 30 Section 3.9. Litigation ................................................................................................... 31 Section 3.10. Taxes ......................................................................................................... 31 Section 3.11. Environmental Matters.............................................................................. 34 Section 3.12. Employee Matters ..................................................................................... 34 Section 3.13. Employee Benefit Plans ............................................................................ 37 Section 3.14. Intellectual Property Rights ...................................................................... 39 Section 3.15. Material Contracts ..................................................................................... 41 Section 3.16. Insurance ................................................................................................... 43 Section 3.17. Real Property ............................................................................................ 44 Section 3.18. Transaction With Affiliates ....................................................................... 45 Section 3.19. Privacy and Data Security Compliance .................................................... 45 Section 3.20. Brokers ...................................................................................................... 45 Section 3.21. International Trade and Anti-Corruption .................................................. 45 Section 3.22. Health Care Laws ...................................................................................... 46 Section 3.23. Customers and Vendors ............................................................................ 49 Section 3.24. Assets ........................................................................................................ 49 Section 3.25. PPP Loan ................................................................................................... 49 Section 3.26. Bank Accounts .......................................................................................... 50 Section 3.27. Prior Transactions ..................................................................................... 50 Section 3.28. Accounts Receivable; Accounts Payable .................................................. 50

Section 3.29. Exclusivity of Representations and Warranties ........................................ 50 ARTICLE IV REPRESENTATIONS AND WARRANTS REGARDING THE SELLER PARTIES ........................................................................................................ 51 Section 4.1. Organization; Good Standing; Power ....................................................... 51 Section 4.2. Authorization; Execution and Enforceability; No Breach ........................ 51 Section 4.3. Title to Shares ........................................................................................... 52 Section 4.4. Brokers ...................................................................................................... 52 Section 4.5. Litigation ................................................................................................... 52 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER ................. 52 Section 5.1. Organization .............................................................................................. 52 Section 5.2. Authorization ............................................................................................ 52 Section 5.3. Non-Contravention ................................................................................... 53 Section 5.4. Consents .................................................................................................... 53 Section 5.5. Litigation ................................................................................................... 53 Section 5.6. Brokers ...................................................................................................... 53 Section 5.7. Financial Ability; Solvency ...................................................................... 53 Section 5.8. Investment Intent ...................................................................................... 54 Section 5.9. No Additional Representations; Purchaser’s Investigation and Reliance..................................................................................................... 54 ARTICLE VI COVENANTS AND AGREEMENTS .............................................................. 55 Section 6.1. Documents and Information; Audit Cooperation ..................................... 55 Section 6.2. Further Assurances.................................................................................... 57 Section 6.3. Restrictive Covenants ............................................................................... 57 Section 6.4. Confidentiality .......................................................................................... 58 Section 6.5. Release and Waiver................................................................................... 59 Section 6.6. Tax Matters ............................................................................................... 59 Section 6.7. Directors’ and Officers’ Indemnification .................................................. 62 Section 6.8. Insurance ................................................................................................... 63 Section 6.9. Employee Benefits. ................................................................................... 64 Section 6.10. Use of Names ............................................................................................ 64 ARTICLE VII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION ......................................................................... 65 Section 7.1. Survival of Representations and Warranties ............................................. 65 Section 7.2. General Indemnification ........................................................................... 65 Section 7.3. Third Party Claims .................................................................................... 67 Section 7.4. Direct Claims ............................................................................................ 68 Section 7.5. Limitations on Indemnification Obligations ............................................. 69 Section 7.6. Assignment of Claims ............................................................................... 71 Section 7.7. Obligations Under R&W Insurance Policy ............................................... 71 Section 7.8. Exclusive Remedy .................................................................................... 72 Section 7.9. Indemnity Escrow Account Release ......................................................... 72 Section 7.10. Tax Treatment of Indemnification Payments ........................................... 72

ARTICLE VIII MISCELLANEOUS ........................................................................................ 72 Section 8.1. Notices ...................................................................................................... 72 Section 8.2. Publicity .................................................................................................... 73 Section 8.3. Exhibits and Schedules ............................................................................. 74 Section 8.4. Time of the Essence; Computation of Time ............................................. 74 Section 8.5. Expenses; Transfer Taxes ......................................................................... 74 Section 8.6. Assignment; Successors and Assigns; No Third Party Rights.................. 75 Section 8.7. Counterparts .............................................................................................. 75 Section 8.8. Titles and Headings................................................................................... 76 Section 8.9. Entire Agreement ...................................................................................... 76 Section 8.10. Severability ............................................................................................... 76 Section 8.11. Construction .............................................................................................. 76 Section 8.12. Specific Performance ................................................................................ 76 Section 8.13. Governing Law ......................................................................................... 77 Section 8.14. Jurisdiction and Venue .............................................................................. 77 Section 8.15. Waiver Of Jury Trial ................................................................................. 77 Section 8.16. Failure or Indulgence Not Waiver ............................................................ 78 Section 8.17. Amendments ............................................................................................. 78 Section 8.18. Non-Recourse ........................................................................................... 78 Section 8.19. Legal Representation ................................................................................ 78 Exhibits Exhibit A Form of Escrow Agreement Exhibit B Exhibit C Net Working Capital R&W Insurance Policy Exhibit D Pre-Closing Adjustment Statement Exhibit E Funds Flow Statement Exhibit F Exhibit G Form of Employment Agreement Form of Transition Services Agreement

1 STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT, dated as of November 12, 2024 (“Agreement”), is made and entered into by and among (i) Subzero Purchaser Corp., a Delaware corporation (“Purchaser”), (ii) SciSafe, Inc., a Delaware corporation (“Seller”), (iii) BioLife Solutions, Inc., a Delaware corporation (“Seller Parent” and, together with Seller, the “Seller Parties” and each a “Seller Party”), and (iii) SciSafe, Inc., a New Jersey corporation (the “Company”). Purchaser, the Seller Parties and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party”. WHEREAS, Seller is the beneficial and record owner of all of the issued and outstanding shares of capital stock of the Company (the “Shares”); and WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, all of the Shares. NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows: ARTICLE I DEFINITIONS Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. “Accounting Firm” has the meaning set forth in Section 2.4(d). “Accounts Receivable” means all accounts receivable of the Group Companies, including accounts receivable of any Group Company as reflected on the Financial Statements. “Actual Knowledge of the Company” means the actual knowledge of each of (a) Roderick de Greef, (b) Troy Wichterman, (c) Garrie Richardson and (d) Nahreen Smyth as of the date of this Agreement with respect to the matter in question. “Adjustment Escrow Account” has the meaning set forth in Section 2.1(c)(ii)(B). “Adjustment Escrow Amount” has the meaning set forth in Section 2.1(c)(ii)(B). “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that no portfolio company (as such term is commonly understood in the private equity industry) of an investment fund or investment account managed or advised by 1315 Capital Management, LLC shall be deemed an “Affiliate” of Purchaser for purposes of this Agreement. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. With respect to any natural Person, “Affiliate”

2 will include (a) such Person’s spouse, (b) each parent, sibling or child of such Person or such Person’s spouse and (c) the spouse or child of any Person described in clause (b) above. “Affiliate Agreement” has the meaning set forth in Section 3.18. “Agreement” has the meaning set forth the Preamble. “Annual Financial Statements” has the meaning set forth in Section 3.6(a)(i). “Anti-Corruption Laws” means any applicable Law related to combating bribery, corruption and money laundering in any country where a Group Company conducts business, including the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption; the Foreign Corrupt Practices Act of 1977, as amended; and the UK Bribery Act 2010. “Anti-Kickback Statute” means the Medicare and Medicaid Patient and Program Protection Act of 1987 (42 U.S.C. § 1320a-7b) as amended, and its implementing regulations, collectively with any amendments or successor law(s) or regulations and includes any state Law concerning the same or similar subject matter. “Acquisition Engagement” has the meaning set forth in Section 8.19(a). “BioLife Solutions B.V.” means BioLife Solutions, B.V., a Netherlands company. “Business” means the provision of revenue-generating temperature-controlled storage services, including refrigerated, cold, ultra-cold, cryogenic, and stability storage services, to pharmaceutical and biological enterprises, research institutes, hospitals, and consumer products businesses; provided, that “Business” shall not include any businesses conducted by the Seller Parties or any of their respective Affiliates as of the date of this Agreement, including the Custom Biogenic Systems and evo® businesses of Seller Parent and its Affiliates. “Business Associate” has the meaning given to it under HIPAA. “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business. “Business Relationships” has the meaning set forth in Section 6.3(c). “Cap Amount” has the meaning set forth in Section 7.5(a). “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020 (H.R. 748) and any similar or conforming legislation in any U.S. jurisdiction, and any subsequent legislation relating to the COVID-19 pandemic, including the Health and Economic Recovery Omnibus Emergency Solutions Act. “Cash Purchase Price” means (a) the Enterprise Value, plus (b) the Net Working Capital Adjustment (which may be a negative number), plus (c) the Closing Date Cash, minus (d) the Closing Date Indebtedness, minus (e) the Closing Date Seller Expenses.

3 “CBA” has the meaning set forth in Section 3.12(a). “Change of Control” means (a) the consummation of any transaction by Seller Parent the result of which is that any Person or “group” (as defined in the Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting stock of Seller Parent, measured by voting power rather than number of shares, units or the like; provided, that a transaction in which Seller Parent becomes a direct or indirect Subsidiary of another Person shall not constitute a Change of Control if, immediately following such transaction, the Persons who were beneficial owners of the voting stock of Seller Parent immediately prior to such transaction beneficially own, directly or indirectly, fifty percent (50%) or more of the total voting power of the voting stock of such other Person of whom Seller Parent has become a direct or indirect Subsidiary, or (b) the sale, transfer, lease or license, whether in a single transaction or pursuant to a series of related transaction, of assets or businesses constituting all or substantially all of the assets or businesses of Seller Parent and its Subsidiaries, taken as a whole, in a transaction other than as described in the foregoing clause (a). “Claim” means any and all claims, causes of action, demands, lawsuits, suits, information requests, proceedings, governmental investigations or audits and orders (whether civil, criminal, administrative, investigative or informal), whether or not ultimately determined to be valid. “Closing” has the meaning set forth in Section 2.2. “Closing Date” has the meaning set forth in Section 2.2. “Closing Date Cash” means the amount of all cash and cash equivalents of the Group Companies, taken as a whole, as of the Effective Time; provided, that “Closing Date Cash” shall (a) include issued and uncleared checks and deposits for the account of each Group Company, (b) be calculated net of any issued and uncleared checks or other outgoing deposits by any Group Company as of the Effective Time, (c) exclude Restricted Cash and (d) exclude any cash or cash equivalents of any Group Company as of the Effective Time used on the Closing Date to pay any (i) Indebtedness, (ii) Seller Expenses or (iii) dividend or distribution. “Closing Date Indebtedness” means the Indebtedness as of the Effective Time to the extent not paid before the Closing (including pursuant to Section 2.1(c)(ii)(A)). “Closing Date Seller Expenses” means the Seller Expenses to the extent not paid before the Closing (including pursuant to Section 2.1(c)(ii)(A)). “CMS” means the Centers for Medicare and Medicaid Services or any successor Governmental Authority. “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the Preamble.

4 “Company Intellectual Property Rights” has the meaning set forth in Section 3.14(a). “Company Leases” has the meaning set forth in Section 3.17. “Company Product” has the meaning set forth in Section 3.22(g). “Computer Systems” means software, computer firmware, computer hardware, computer or information technology systems or infrastructure, electronic data processing systems or networks, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby. “Continuing Employee” has the meaning set forth in Section 6.9(a). “Continuing Policies” has the meaning set forth in Section 6.8(a). “Contract” means any legally binding contract, agreement, lease, sublease, license, sublicense, mortgage, option, warranty, policy, commitment or other legally binding instrument, arrangement or agreement (in each case, including any extension, renewal, amendment or other modification thereof). “Covered Claim” has the meaning set forth in Section 6.8(a). “COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains, variants and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies. “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the CARES Act and the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020 and IRS Notice 2020-65. “Data Privacy Requirements” means, collectively, all of the following to the extent relating to confidential or sensitive information, Personal Information or other protected information relating to individuals or otherwise relating to privacy, security, or security breach notification requirements and applicable to any Group Company: (a) such Group Company’s own past or present rules, internal or public-facing policies, and procedures (whether physical or technical in nature, or otherwise), (b) all applicable Laws, Privacy Laws and all industry standards applicable to such Group Company’s industry, and (c) any agreement relating to the foregoing such Group Company has entered into or by which such Group Company is bound. “Deductible Amount” has the meaning set forth in Section 7.5(a). “Disclosure Schedules” has the meaning set forth in Article III. “Dispute Notice” has the meaning set forth in Section 2.4(c).

5 “Disputed Items” has the meaning set forth in Section 2.4(d). “Effective Time” means 11:59 p.m. on the Closing Date. “Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other employment, offer letter, consulting, severance, termination, change in control, transaction bonus, retention bonus, equity or equity-based, deferred compensation or other benefit or compensation plan, policy, program, agreement or arrangement maintained, sponsored or contributed to or required to be contributed to by any Group Company or under or with respect to which any Group Company has any liability, contingent or otherwise. “Employment Agreement” has the meaning set forth in Section 2.3(a)(iv). “Enterprise Value” means $73,000,000. “Environmental Laws” means all Laws applicable to the Group Companies concerning pollution, the use, generation, handling, treatment, storage, transport, disposal, release or remediation of hazardous materials or wastes, worker health and safety (with respect to the management of or exposure to hazardous materials), or protection of the environment as such requirements are enacted or in effect on or prior to the Closing Date. “Equity Securities” means (a) any capital stock, membership interests or other share capital, equity or ownership interest or voting security, (b) any securities (including debt securities) directly or indirectly convertible into or exchangeable or exercisable for any capital stock, membership interests or other share capital, equity or ownership interest or voting security, or containing any profit participation features, (c) any rights, warrants or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital, equity or ownership interest or voting security, or securities containing any profit participation features, or to subscribe for or to purchase any securities (including debt securities) convertible into or exchangeable or exercisable for any capital stock, membership interests, other share capital, equity or ownership interest or voting security or securities containing any profit participation features, (d) any stock appreciation rights, phantom share rights, other rights or Contracts the value of which is linked to the value of any securities or interests referred to in clauses (a) through (c) above or other similar rights or (e) any securities or instruments (including debt securities or instruments) issued or issuable with respect to the securities or interests referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any Person that, together with any Group Company, would at any relevant time be treated as a single employer under Section 414 of the Code and/or Section 4001(b)(1) of ERISA. “Escrow Agent” means Citibank, N.A.

6 “Escrow Agreement” means the Escrow Agreement by and among Purchaser, Seller and the Escrow Agent to be dated as of the Closing Date, substantially in the form of Exhibit A attached hereto. “Escrow Amount” has the meaning set forth in Section 2.1(c)(ii)(B). “Estimated Cash Purchase Price” means an amount equal to (a) the Enterprise Value, minus (b) the Estimated Closing Date Indebtedness, plus (c) the Estimated Closing Date Cash, minus (d) the Estimated Closing Date Seller Expenses, plus (e) the Estimated Net Working Capital Adjustment (which may be a negative number). “Estimated Closing Date Cash” means Seller’s good faith estimate of the Closing Date Cash as set forth on the Pre-Closing Adjustment Statement. “Estimated Closing Date Indebtedness” means Seller’s good faith estimate of the Closing Date Indebtedness as set forth on the Pre-Closing Adjustment Statement. “Estimated Closing Date Seller Expenses” means Seller’s good faith estimate of the Closing Date Seller Expenses as set forth on the Pre-Closing Adjustment Statement. “Estimated Net Working Capital Adjustment” means Seller’s good faith estimate of the Net Working Capital Adjustment as set forth on the Pre-Closing Adjustment Statement. “Excess Amount” has the meaning set forth in Section 2.4(e). “Excluded Status” means (a) excluded, suspended or debarred from (or deemed ineligible for participation under) any Government Program or from other programs funded in whole or in part by any Governmental Authority or government contracts, grants, agreements, loans or non- procurement benefits under the procurement rules at 48 C.F.R. Subpart 9.4 or the non-procurement rules at 2 C.F.R. Part 180 et. seq, or similar state or local authorities, or (b) listed as excluded on the (i) “List of Parties Excluded from Federal Procurement and Non-Procurement Programs”, (ii) the “System for Award Management”, (iii) the Department of Health and Human Services, Office of Inspector General “List of Excluded Individuals/Entities”, (iv) the FDA’s list of firms or persons debarred pursuant to 21 U.S.C. § 335(a) or (b), or (v) similar lists maintained by foreign, federal, state or local Governmental Authority, including any state Government Program exclusion list. “Extended Lookback Period” means the period beginning on January 1, 2018 and ending on September 30, 2020. “False Claims Act” means 31 U.S.C. §§ 3729 et seq., or any similar Laws, including state Laws, addressing false claims. “FDA” means the United States Food and Drug Administration. “Financial Statements” has the meaning set forth in Section 3.6(a). “FTC” means the United States Federal Trade Commission.

7 “Fraud” means, with respect to any Person, actual (and not constructive) fraud, as defined under Delaware law, with respect to any express representation or warranty set forth in this Agreement (as qualified by the Schedules) or any certificate delivered in connection herewith. For the avoidance of doubt the term “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness. “Fundamental Representations” means those representations set forth in Section 3.1 (Organization, Good Standing, Qualification and Power); Section 3.2 (Authority, Execution and Delivery and Enforceability); Section 3.5(a) and (b) (Capitalization), Section 3.18 (Transactions with Affiliates), Section 3.20 (Brokers), Section 4.1 (Organization, Good Standing, and Power), Error! Reference source not found. (Authorization; Execution and Enforceability), Section 4.2(b) (Title to Shares) and Section 4.4 (Brokers) and, to the extent related thereto, any representation in any certificate or instrument delivered by Seller pursuant to this Agreement. “Fundamental Survival Date” has the meaning set forth in Section 7.1. “Funds Flow Statement” has the meaning set forth in Section 2.1(c)(ii). “GAAP” means U.S. generally accepted accounting principles as in effect from time to time. “General Survival Date” has the meaning set forth in Section 7.1. “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation include its certificate of incorporation, by-laws and any stockholders agreement or similar documents, the “Governing Documents” of a limited partnership include its certificate of limited partnership and limited partnership agreement and the “Governing Documents” of a limited liability company include its certificate of formation and operating agreement. “Governmental Authority” means the government of any country, state, commonwealth, territory, possession, county, or municipality, or the government of any political subdivision of any of the foregoing, any court or judicial authority, any public, private or industry regulatory authority, or any entity, authority, agency, ministry, bureau, arbitral body (public or private), tribunal or other similar body, whether international, national, federal, state or local, and any agent thereof, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions. “Group Company” or “Group Companies” means the Company and each of its Subsidiaries. “Health Care Laws” means any and all Laws relating to the regulation of the health care industry or to payment for items or services rendered, provided, dispensed or furnished by healthcare providers that are applicable to the Group Companies, including the following laws, solely to the extent applicable to the Group Companies: (a) the federal Medicare and Medicaid

8 statutes (42 U.S.C. § 1395 et seq.), including the Medicare Advantage program statutes (42 U.S.C. § 1395w-21 et seq.) and the Medicare prescription drug benefit program (42 U.S.C. § 1395w-101 et seq.), (b) the Anti-Kickback Statute, (c) all national, federal, state, and provincial laws pertaining to patient confidentiality and privacy and the confidentiality, privacy, or security of protected health information including HIPAA, (d) all national, federal, state, and provincial laws, regulations, and rules pertaining to or prohibiting fee splitting, (d) any federal or state prohibition on the defrauding or making of or causing the defrauding or making of any false claim, false statement or misrepresentation of material facts to any third party payor (including commercial and private payors, Medicare Advantage plans, and Medicare prescription drug plans) or any Governmental Authority that administers a federal or state healthcare program (including Medicare, Medicaid and state Medicaid Waiver Programs, and TRICARE), (e) all state healthcare anti-kickback Laws, (f) the Regulatory Requirements, (g) the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220), (h) the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148) ,(h) Excluded Status requirements, (i) False Statements Relating to Health Care law (18 U.S.C. § 1035), (j) the Federal Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801 et seq.), (k) 18 U.S.C. §§ 1347 and 1349, (l) the Public Health Service Act of 1944, (m) the Prescription Drug Marketing Act of 1987, and (n), with respect to each of the above, as each may be amended from time to time as of the Closing and all applicable rules and regulations issued thereunder. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, as incorporated into the American Recovery and Reinvestment Act of 2009, Pub. L. No. 111-5 including all implementing regulations issued pursuant thereto, as amended, as enacted and in effect on or prior to the Closing, and any guidance issued by the Department of Health and Human Services interpreting the foregoing. “Indebtedness” means, as of any date, without duplication, the outstanding principal amount of, accrued and unpaid interest on and other similar payment obligations (including any prepayment premiums, redemption penalties or any other amounts that become payable as a result of the consummation of the transactions contemplated by this Agreement, including the retirement of any Indebtedness in connection therewith, or any breakage costs, unpaid fees or expenses or other monetary obligations or other amounts accrued) arising under or in respect of any obligations of any Group Company: (a) for indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money, (b) for the deferred purchase price of assets, property or services (other than trade payables arising in the Ordinary Course of Business), including any “earn-out” or contingent payments (calculated at the maximum amount that may be owed thereunder), (c) for indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) evidenced by any note, bond, debenture or other debt security, (d) under any interest rate, currency or other hedging agreements, (e) under any performance bond, letter of credit or similar facility (to the extent drawn or required to be cash collateralized), (f) under leases that are capitalized or required to be capitalized in accordance with GAAP, (g) in respect of any severance that became payable prior to the Closing (whether due before or after the Closing) or any unpaid bonuses, deferred compensation or similar compensation (whether such payments are discretionary or mandatory), in each case earned prior to the Closing, plus the employer portion of all payroll Taxes that are payable in connection therewith under applicable Laws, (h) with respect to any Affiliate Agreements, (i) with respect to any customer prepaids and customer trade accounts of the types

9 set forth in the Interim Financial Statements, (j) secured by any Lien (other than Permitted Liens), (k) for deferred revenue, billings in advance of work performed and customer overpayments, (l) for any paid time off/vacation and the employer portion of all payroll Taxes that are payable in connection therewith under applicable Laws, and sick leave, in each case earned and accrued prior to the Closing, (m) in respect of all Unpaid Taxes, (n) in respect of guarantees by any Group Company of any of the obligations of the types described in clauses (a) through (m), or (o) in respect of premiums, penalties, “make whole amounts,” breakage costs, excise amounts, taxes, change of control payments, costs, expenses and other payment obligations that would arise if any of the obligations of the types described in clauses (a) through (m) was prepaid, in each case, as of such date. Notwithstanding the foregoing, “Indebtedness” shall not include (i) any amounts taken into account in calculating Seller Expenses, or (ii) any intercompany obligations. “Indemnity Escrow Account” has the meaning set forth in Section 2.1(c)(ii)(B). “Indemnity Escrow Amount” has the meaning set forth in Section 2.1(c)(ii)(B). “Indemnity Escrow Release Date” has the meaning set forth in Section 2.1(c)(ii)(B). “Indemnified Party” has the meaning set forth in Section 7.3(a). “Indemnified Party Controlled Claim” has the meaning set forth in Section 7.3(b). “Indemnified Taxes” means (a) all Taxes (or the non-payment thereof) of any Group Company with respect to any Pre-Closing Tax Period, (b) any Liability of any other Person imposed on or with respect to any Group Company as a transferee or successor, by contract (other than any contract entered into in the Ordinary Course of Business the principal purpose of which does not relate to Taxes) or assumption, operation of Law (including Treasury Regulations Section 1.1502-6 or any similar or comparable provision of state local or foreign Law) or otherwise, in each case, resulting from circumstances existing (including membership in a combined, consolidated or unitary Tax group), actions taken, or contracts entered into prior to the Closing, (c) all Taxes of any Seller Party, (d) any withholding taxes, and any employment or payroll Taxes with respect to any payments made at or before the Closing under or contemplated by this Agreement, (e) any Taxes arising from the settlement, repayment, retirement, cancellation or elimination of any intercompany balances between the Group Companies existing as of the beginning of the day on the Closing Date, (f) any Taxes payable under Section 965 of the Code, regardless of whether an election under Section 965(h) of the Code has been made, (g) any Taxes payable with respect to any Straddle Period pursuant to Sections 951, 951A and 956 of the Code by the Company or any direct, indirect or constructive equityholder of the Company that are attributable to the portion of any Straddle Period ending on (and including) the Closing Date, (h) any Taxes of any Group Company that have been deferred beyond the Closing Date under the CARES Act or similar legislation and (i) Seller’s portion of any Transfer Taxes pursuant to Section 8.5. “Indemnifying Party” means any Person from whom indemnification is sought pursuant to Article VII.

10 “Intellectual Property Rights” means all intellectual property rights of any type in any jurisdiction, including patents, patent applications, trademarks, trade names and service marks (including all goodwill associated therewith), copyrights and copyrightable works, and all registrations and applications therefor, Internet domain names, trade secrets, confidential information rights in computer software programs or applications (including source code and object code), data, databases and documentation thereof, works of authorship, technology and inventions. “Interim Financial Statements” has the meaning set forth in Section 3.6(a)(ii). “Interim Lookback Period” means the period beginning on October 1, 2020 and ending on the date of this Agreement. “IRB” means an institutional review board. “K&L Gates” has the meaning set forth in Section 8.19(a). “Knowledge of the Company” means the actual knowledge of each of (a) Roderick de Greef, (b) Troy Wichterman, (c) Garrie Richardson and (d) Nahreen Smyth as of the date of this Agreement with respect to the matter in question, and such knowledge as each such Person reasonably would have obtained upon a reasonable inquiry into the matter in question. “Latest Balance Sheet Date” has the meaning set forth in Section 3.6(a)(ii). “Laws” means any statute, law (including common law), ordinance, regulation, rule, act, code, order, constitution, treaty, common law, judgment, decree, injunction, ruling, award, writ, other requirement or rule of law of any Governmental Authority. “Leased Property” has the meaning set forth in Section 3.17. “Liabilities” means all indebtedness, obligations, debts, losses, damages, costs, expenses, charges and other liabilities of a Person, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted or known or unknown, including those arising under any Laws and those arising under any Contract or otherwise. “Lien” means any mortgage, pledge, security interest, option, license, preemptive purchase right, encumbrance, lien or charge of any kind, or any Contract giving or granting any of the foregoing. “Lookback Period” means, collectively, the Extended Lookback Period and the Interim Lookback Period; provided, that any representation or warranty contained in Article III or Article IV that includes a reference to the Lookback Period shall be deemed to be qualified by the Actual Knowledge of the Company solely for purposes of the Extended Lookback Period. “Losses” means direct or indirect costs, damages, deficiencies, actions, causes of action, demands penalties, fines, judgments, awards, Taxes, losses, liabilities, obligations, claims of any kind, interest, penalties or expenses (including reasonable out-of-pocket attorneys’, experts’ and other professionals’ fees and expenses and all amounts paid in defense, investigation or settlement

11 of any of the foregoing, regardless of the ultimate outcome); provided, that “Losses” shall not include any punitive or special damages, except (a) in the case of Fraud and (b) to the extent actually awarded to a Governmental Authority or other third party in connection with a Third Party Claim. “Material Adverse Effect” means any event, change, occurrence, circumstance, state of facts, development or effect which, individually or taken together with any other event, change, occurrence, circumstance, state of facts, development or effect, is, was or would reasonably be expected to be materially adverse to the condition, business, assets, properties or results of operations of the Group Companies, taken as a whole; provided, however, that any adverse change, event, occurrence, circumstance, state of facts, development or effect to the extent arising from or related to: (a) conditions affecting the industry of the Group Companies generally; (b) conditions affecting the economy generally or political, social, regulatory, business or other conditions in the United States or any other country or region in the world; (c) changes resulting from acts of terrorism, acts of war, escalation of hostilities, cyber attacks, floods, wild fires, epidemics, pandemics (including the COVID-19 pandemic), earthquakes, hurricanes, tornados or other natural disasters; (d) widespread interruptions of essential utilities or disruptions of transportation or communication networks; (e) financial, banking, credit or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (f) actual or prospective changes in GAAP after the date hereof; (g) actual or prospective changes in any Laws after the date hereof; (h) the negotiation, execution or public announcement of the transactions contemplated by this Agreement, (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement; provided, that the underlying causes for failing to meet such projections, forecasts or predictions may be taken into account; and (j) the consummation of the transactions contemplated hereby, shall not be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur with respect to such entity; provided, further, however, that any change, event, occurrence, circumstance, state of facts, development or effect arising from or related to the circumstances described in clauses (a), (b), (c), (d), (e), (f) and (g) shall be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur if, and solely to the extent that, such change, event, occurrence, circumstance, state of facts, development or effect has a disproportionate effect on the Group Companies relative to others operating in the industries in which the Group Companies operate. “Material Contracts” has the meaning set forth in Section 3.15(a). “Medicaid” means the joint federal and state government healthcare insurance program established under Title XIX of the Social Security Act, as amended. “Medicare” means the federal healthcare insurance program established under Title XVIII of the Social Security Act, as amended, and administered by CMS. “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA. “Net Working Capital” means, with respect to the Group Companies, (a) the consolidated current assets of the Group Companies (excluding (i) current and deferred income Tax assets, and

12 (ii) Closing Date Cash), minus (b) the consolidated current liabilities of the Group Companies (excluding current and deferred income Tax liabilities, Indebtedness and Seller Expenses), in each case, determined as of the Effective Time in accordance with GAAP and calculated in a manner consistent with the calculation, and including only those types of assets reflected in the line items and accounts, set forth on Exhibit B attached hereto. An illustrative calculation of Net Working Capital is set forth on Exhibit B. For the avoidance of doubt, the following items shall not be taken into account in calculating Net Working Capital: (i) Closing Date Cash (including any items expressly excluded from the calculation thereof pursuant to the definition thereof), (ii) any items included in the definition of Indebtedness, (iii) any items included in the definition of Seller Expenses, (iv) current income and deferred Tax assets or liabilities and (v) intercompany accounts or balances. “Net Working Capital Adjustment” means (a) the amount by which Net Working Capital exceeds the Target Net Working Capital or (b) the amount by which Net Working Capital is less than the Target Net Working Capital, in each case, if applicable; provided, that any amount which is calculated pursuant to clause (b) above shall be deemed to be a negative number. “Non-Party Affiliates” has the meaning set forth in Section 8.18. “OIG” means the Office of the Inspector General of the United States Department of Health and Human Services. “Ordinary Course” or “Ordinary Course of Business” means, with respect to an action taken by any Person, an action that is in the ordinary course of business and is consistent in nature, scope and magnitude with the past practices of such Person. “Party” or “Parties” has the meaning set forth in the Preamble. “Paycheck Protection Program” means the Paycheck Protection Program established under the CARES Act and administered by the U.S. Small Business Administration. “Pending Claim” has the meaning set forth in Section 6.8(b). “Permits” has the meaning set forth in Section 3.8. “Permitted Liens” means (a) mechanics, materialmen’s, carrier’s, repairer’s and other similar Liens arising or incurred in the Ordinary Course of Business or that are not yet due and payable or are being contested in good faith; (b) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith and for which adequate reserves have been established on the Financial Statements in accordance with GAAP; (c) easements, covenants, rights of way and similar matters of record affecting title to the Leased Property that do not materially interfere with the present uses or occupancy of such Leased Property in the operation of the businesses conducted thereon by any Group Company; (d) zoning, building codes and other land use laws regulating the use or occupancy of the Leased Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Leased Property which are not violated by the current use or occupancy of such Leased Property or the operation of the businesses of any Group Company; (e) non-exclusive licenses of Intellectual Property Rights granted in the Ordinary Course of Business; (f) Liens

13 arising under worker’s compensation, unemployment insurance, social security, retirement and similar Laws; (g) Liens to secure landlords or lessors pursuant to the terms of any lease or license; (h) Liens that have been placed by any developer, owner, landlord or other third party either on any Leased Real Property or on any property that a Group Company has easement rights, or any subordination or similar agreements relating thereto, in each case, which (i) are not violated by the current use or occupancy of such Leased Real Property or the operation of the businesses of any Group Company and (ii) do not materially interfere with the present uses or occupancy of such Leased Property in the operation of the businesses conducted thereon by any Group Company; (i) transfer restrictions under applicable securities Laws; and (j) Liens on Cash that constitutes Restricted Cash or that is otherwise supporting any surety bonds, performance bonds, letters of credit or similar obligations. “Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority. “Personal Information” means information that (a) identifies an individual (e.g., name, address telephone number, email address, or government-issued identifier), or can reasonably be associated with or used to identify, contact, or precisely locate an individual, alone or in combination with other information, or (b) is otherwise protected or governed by any applicable Privacy Law or defined in any applicable Privacy Law as “personal information,” “personal data,” “personally identifiable information,” “sensitive information,” or the like. “Post-Closing Adjustment Statement” has the meaning set forth in Section 2.4(a). “PPP Lender” means PNC Bank, National Association. “PPP Loan” means that certain SBA Loan 7810677708 made pursuant to that certain U.S. Small Business Administration Note issued to the Company on May 1, 2020, by the PPP Lender. “Pre-Closing Adjustment Statement” has the meaning set forth in Section 2.1(c)(i). “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date, and, in the case of any Straddle Period, the portion thereof ending on and including the Closing Date. “Prior Purchase Agreement” has the meaning set forth in Section 6.5. “Privacy Laws” means Laws or standards imposed by self-regulatory organizations that apply to the processing or protection of Personal Information, including, but not limited to: (a) the European Union General Data Protection Regulation 2016/679/EC and ePrivacy Directive 2002/58/EC, each as implemented by countries within the European Economic Area, (b) the California Consumer Privacy Act, Cal. Civ. Code, as amended, including its implementing regulations and other applicable U.S. state consumer privacy Laws, (c) the Children’s Online Privacy Protection Act (COPPA), and (d) with regard to each of clause (a) through (c), all other comparable foreign, federal, state, and local Laws. “Post-Closing Insurance Recovery” has the meaning set forth in Section 6.8(b).

14 “Proceeding” means any proceeding, action, claim, lawsuit, hearing, charge, complaint, arbitration, settlement, audit, examination, investigation, opposition, challenge or inquiry, in each case, whether arbitral, judicial or administrative, at law, in equity or otherwise, by or before any mediator or Governmental Authority. “Protected Health Information” has the meaning given to it under HIPAA. “Purchase Price” has the meaning set forth in Section 2.1(b). “Purchaser” has the meaning set forth in the Preamble. “Purchaser Indemnitee” or “Purchaser Indemnitees” has the meaning set forth in Section 7.2(a). “Purchaser Released Parties” has the meaning set forth in Section 6.5. “R&W Insurance Policy” means the buy-side representation and warranty insurance policy in the form attached hereto as Exhibit C. “Related Parties” has the meaning set forth in Section 3.18. “Released Adjustment Escrow Funds Amount” has the meaning set forth in Section 2.4(f)(ii). “Regulatory Requirements” means all Laws applicable to the Group Companies that are related to the research, development, testing, manufacture, processing, packaging, labeling, import, export, advertising, marketing, promotion, communication, sale, reporting, distribution and storage of the Company Products, including, solely to the extent applicable to the Group Companies and the Company Products, the Federal Food, Drug, and Cosmetic Act, the Federal Trade Commission Act, the Lanham Act, the Consumer Product Safety Act, and all comparable state and foreign Laws, including, the Consumer Protection from Unfair Trading Regulations 2008 and the Consumer Rights Act 2015, together with all implementing regulations, legally binding guidance documents, or Orders issued by any Governmental Authority pursuant to such Laws, including requirements related to licensing, adulteration, misbranding, facility registration, recordkeeping, current good manufacturing practices, over-the-counter (“OTC”) drug monographs, OTC and cosmetic product ingredient restrictions, good clinical practices, Federal Policy for the Protection of Human Subjects, codified at 45 C.F.R. Part 46, Subpart A (the “Common Rule”), and other Laws relating to adverse event reporting, labeling, promotion, the use of endorsements and testimonials and environmental marketing claims, consumer protection Laws, Laws regulating or requiring reporting of pricing, interactions with the health care industry, and transparency requirements. “Representative” means, with respect to any Person, any agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, auditors and financial advisors. “Required Governmental Approvals and Notices” has the meaning set forth in Section 3.4.

15 “Restricted Cash” means the amount of all cash or cash equivalents of any Group Company that are not freely usable by such Group Company immediately following the Closing because they are subject to restrictions or limitations on use or distribution by Law, Contract or otherwise. “Restricted Period” means the period beginning on the Closing Date and ending on the earlier to occur of (a) the fifth (5th) anniversary of the Closing Date or (b) a Change of Control. “Retentions and Premiums” has the meaning set forth in Section 6.8(a). “Review Period” has the meaning set forth in Section 2.4(c). “Sanctioned Country” means a country or territory which is currently or has in the last five (5) years been itself the subject of or target of any comprehensive U.S. economic sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria). “Sanctioned Person” means a Person (a) listed on any Sanctions and Export Control Laws- related list of designated Persons maintained by a Governmental Authority, (b) greater than fifty percent (50%) owned or controlled by one or more Persons described in clause (a) above, or (c) located, organized, or resident in a Sanctioned Country. “Sanctions and Export Control Laws” means any Law (including common law) applicable to the Group Companies in any part of the world where a Group Company does business related to (a) export controls, including the U.S. Export Administration Regulations and the International Traffic in Arms Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom, or (c) import controls, including those administered by the U.S. Customs and Border Protection. “Securities Act” means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder). “Seller” has the meaning set forth in the Preamble. “Seller Expenses” means (without duplication), (a) the amount payable or reimbursable by the Company to outside legal counsel, accountants, advisors, brokers or any other third parties in connection with or relating to the sale of the Company, including the transactions contemplated by this Agreement (including the consummation thereof) and the sale process leading to the identification of Purchaser as the purchaser and the negotiation, preparation, execution and performance of this Agreement, the other Transaction Documents and any other documents or agreements contemplated by this Agreement, plus (b) the amount payable by any Group Company or the Seller Parties to any Person in the nature of a sale, change of control, transaction, retention or other similar bonus or severance or other compensation payment, directly or indirectly, as a result of or in connection with the execution of any Transaction Document or the consummation of the transactions contemplated hereby or thereby, plus (c) the amount of the employer’s portion of any payroll, employment or similar Taxes required under applicable Laws with respect to the payments contemplated by clause (b) (in each case determined without regard to any deferral under COVID-19 Measures and excluding any items included in the definition of Indebtedness. For the

16 avoidance of doubt, Seller Expenses shall not include (i) any amounts payable to employees or consultants of any Group Company by Purchaser or any of its Affiliates after the Closing, (ii) any fees, costs or expenses incurred by Purchaser or any of its Affiliates in connection with the transactions contemplated by this Agreement, whether or not billed or accrued (including any fees, costs and expenses of any financial advisor, legal counsel, accountant, agent, auditor, broker, expert or other advisor or consultant retained by or on behalf of Purchaser or any of its Affiliates), (iii) any amounts included in the calculation of Indebtedness or Net Working Capital or (iv) any fees, costs or expenses incurred by any Group Company after the Closing. “Seller Indemnitee” or “Seller Indemnitees” has the meaning set forth in Section 7.2(b). “Seller Parent” has the meaning set forth in the Preamble. “Seller Parties” has the meaning set forth in the Preamble. “Seller Releasing Parties” has the meaning set forth in Section 6.5. “Seller Tax Claim” has the meaning set forth in Section 6.6(c)(ii). “Shortfall Amount” has the meaning set forth in Section 2.4(f). “Straddle Period” means any Tax period that begins before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, limited liability company, association or other business entity. “Target Net Working Capital” means $4,669,337.11. “Tax” means (a) any federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental, customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, health insurance, premiums, government pension plan, escheat, unclaimed property, license, employee or other withholding, or other tax, fee, levy, impost, duty, or assessment in the nature of a tax imposed by a Governmental Authority, in each

17 case including any interest, penalties or additions to tax in respect or in lieu of the foregoing and (b) all amounts described in clause (a) above payable as a result of having been a member of an affiliated group or as a result of successor or transferee liability, by Contract or pursuant to any Law. “Tax Claim” has the meaning set forth in Section 6.6(c)(i). “Tax Return” means any return, report, declaration, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax of any party or the administration of any laws, regulations or administrative requirements relating to any Tax (including any amendment thereof). “Third Party Claim” has the meaning set forth in Section 7.3(a). “Top Customers” has the meaning set forth in Section 3.23. “Top Vendors” has the meaning set forth in Section 3.23. “Trade Controls” has the meaning set forth in Section 3.21(a). “Transaction Documents” means this Agreement, the Escrow Agreement, the Employment Agreement, the Transition Services Agreement and each of the other agreements and certificates contemplated hereby. “Transaction Tax Deductions” means without duplication, any item of loss, deduction or expense incurred in connection with the transactions contemplated herein for which a deduction is available for U.S. federal (and applicable state and local) income tax purposes resulting from (a) the pay down or satisfaction of any Indebtedness at or in connection with the Closing, including deferred financing costs that are deductible for U.S. federal (and applicable state and local) income tax purposes in connection with the repayment of such Indebtedness, and (b) any Seller Expenses, in each case of clauses (a) and (b) to the extent that the amounts described herein are economically borne by the Seller Parties, including by being paid by the Company prior to the Closing or taken into account in the determination of the Purchase Price. “Transfer Taxes” has the meaning set forth in Section 8.5. “Transferred Names” has the meaning set forth in Section 6.10. “Transition Services Agreement” has the meaning set forth in Error! Reference source not found.. “Treble Cove Lease” means that certain Lease, dated as of January 29, 2021, by and between Seller Parent and 301 Treble Cove Road Billerica, LLC, for the premises located at 301 Treble Cove Road, Billerica, Massachusetts 01862. “Treble Cove Lease Assignment Agreement” has the meaning set forth in Section 2.3(a)(x).

18 “Unpaid Taxes” means all (a) unpaid Taxes of the Group Companies (which shall not be less than zero in any jurisdiction or for any entity) with respect to any Pre-Closing Tax Period, whether or not due or payable as of the Closing Date, which amount shall include any Taxes imposed on any income deferred under Section 451(c) of the Code (or similar provisions of applicable Tax Law) or Section 481 of the Code to a tax period (or portion thereof) ending after the Closing, or any other taxable income attributable to prepaid amounts or deferred revenues arising in a Pre-Closing Tax Period and (b) any Taxes of any Group Company with respect to any Pre-Closing Tax Period that have been deferred beyond the Closing Date under the CARES Act or similar legislation. “Warehouse Policy” means the Warehouse Legal Liability insurance policy, insured by Markel Service Inc. and underwritten by Markel Insurance Company, having the policy number MKLM3IM0055135. “WARN Act” has the meaning set forth in Section 3.12(a). Section 1.2. Interpretive Provisions. The term “this Agreement” means this Stock Purchase Agreement together with all Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references herein to Clauses, Sections, Articles, Annexes or Schedules are to Clauses, Sections, Articles, Annexes, or Schedules of or to this Agreement unless otherwise specified. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP. Words in the singular include the plural and vice versa. All references to “$” or “dollar” amounts will be to lawful currency of the United States. The terms “made available” or “provided” mean, with respect to any document or information purported to have been provided to Purchaser, that such document or information was uploaded into the electronic data room established by or on behalf of Seller in connection with the transactions contemplated by this Agreement, at least two (2) days prior to, and is still available in such data room as of, the date of this Agreement. The term “or” has the inclusive meaning represented by the phrase “and/or”. The phrase “to the extent” means the degree to which a thing extends and shall not simply mean “if”. Unless the context implies otherwise, to the extent the term “day” or “days” is used, it will mean calendar days, and when calculating the period of time before which, within which or following which any action is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period or the day on which any action is to be taken hereunder is a non-Business Day, the period in question shall end on (and the action may be taken prior to) the close of business on the next succeeding Business Day. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, each representation and warranty herein is given independent effect so that if a particular representation and warranty herein proves to be incorrect or is breached, the fact that another representation and warranty herein concerning

19 the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty. ARTICLE II PURCHASE AND SALE Section 2.1. Purchase and Sale; Purchase Price; Payment of Estimated Cash Purchase Price. (a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Purchaser all of the Shares and Purchaser shall purchase and acquire all of the Shares from Seller, free and clear of any Liens (other than transfer restrictions under applicable securities Laws). (b) Purchase Price. The aggregate consideration for the Shares to be delivered by Purchaser at the Closing shall be an amount in cash equal to Cash Purchase Price (as adjusted pursuant to Section 2.4, the “Purchase Price”). (c) Payment of the Estimated Cash Purchase Price. (i) On or prior to the date hereof, Seller delivered to Purchaser a written statement (the “Pre-Closing Adjustment Statement”), a copy of which is attached hereto as Exhibit D, setting forth the Estimated Cash Purchase Price, including each of (A) the Estimated Closing Date Indebtedness, (B) the Estimated Closing Date Cash, (C) the Estimated Closing Date Seller Expenses and (D) the Estimated Net Working Capital Adjustment. (ii) On the Closing Date, Purchaser shall pay, or cause to be paid, by wire transfer of immediately available funds, to the accounts set forth in the funds flow statement attached hereto as Exhibit E (the “Funds Flow Statement”) the Estimated Cash Purchase Price, as follows: (A) with respect to certain Seller Expenses and Indebtedness, the amounts set forth on the Funds Flow Statement to the Persons specified thereon; provided, however, to the extent that any such amounts are compensation, then such amounts shall be paid to the Company for further payment to the applicable Person through the Company’s payroll processing system; (B) an amount equal to $182,500 (such amount, the “Indemnity Escrow Amount”) to an interest bearing account (the “Indemnity Escrow Account”) designated in writing by the Escrow Agent, such account to be established and maintained by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement; (C) an amount equal to $300,000 (such amount, the “Adjustment Escrow Amount” and, together with the Indemnity Escrow Amount, the “Escrow Amount”) to an interest bearing account (the “Adjustment Escrow Account”) designated in writing by the Escrow Agent, such account to be established and maintained by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement; and

20 (D) the remainder of the Estimated Cash Purchase Price to Seller Parent, on behalf of Seller, in accordance with the Funds Flow Statement. Section 2.2. Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m. (local time) on the date hereof or at such other place and on such other date and time as Seller and Purchaser shall mutually agree (the date that the Closing occurs, the “Closing Date”). The Closing shall be accomplished by electronic exchange of documents and signatures. Subject to the sequence of transactions described in Section 2.1(a), the Closing shall be deemed to be effective as of the Effective Time. Section 2.3. Closing Deliverables. (a) Seller Parties Closing Deliverables. At or prior to the Closing, the Seller Parties, as applicable, shall have delivered to Purchaser the following: (i) a certificate for the Company signed by an officer of the Company which certifies that attached thereto are true and complete copies of: (A) the Governing Documents of each Group Company, (B) the resolutions of the board of directors of the Company authorizing the execution, delivery and consummation of this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, and (C) a certificate of good standing (or similar equivalents in any jurisdiction) for each Group Company issued not earlier than ten (10) days prior to the Closing Date by the state or jurisdiction where such Group Company is organized; (ii) a certificate representing all of the Shares, duly endorsed in blank or accompanied by stock powers or other proper instruments of assignment endorsed in blank in proper form for transfer; (iii) a copy of the Escrow Agreement duly executed by Seller; (iv) an employment agreement, substantially in the form attached hereto as Exhibit F (the “Employment Agreement”), duly executed by Garrie Richardson and the Company; (v) a transition services agreement, substantially in the form attached hereto as Exhibit G (the “Transition Services Agreement”), duly executed by Seller Parent; (vi) a certificate for Seller duly executed by Seller, dated as of the Closing Date, in form and substance required under Treasury Regulations Section 1.1445-2(b)(2) stating that Seller is not a “foreign person” as defined in Section 1445 of the Code, reasonably satisfactory to Purchaser; (vii) payoff letters from lenders and creditors in connection with the Indebtedness to be paid by Purchaser pursuant to Section 2.1(c)(ii)(A), providing for the payoff and release of all Liens securing the applicable Indebtedness, and otherwise in form and substance reasonably satisfactory to Purchaser;

21 (viii) invoices for the Seller Expenses (other than expenses that are compensation payments) to be paid by Purchaser pursuant to Section 2.1(c)(ii)(A); (ix) written resignations, in a form reasonably satisfactory to Purchaser, of each director and each officer of each Group Company listed in Schedule 2.3(a)(ix), which resignations shall be effective as of the Closing and shall include a release of claims releasing the Group Companies, Purchaser and their respective Affiliates from any and all claims that such director or officer may have against any Group Company at the Closing; (x) documentation reasonably satisfactory to Purchaser evidencing that the Treble Cove Lease has been assigned from Seller Parent to the Company (the “Treble Cove Lease Assignment Agreement”); (xi) documentation reasonably satisfactory to Purchaser evidencing that (A) the Company is the named insured Person under the Warehouse Policy and (B) Seller and any Affiliate thereof (other than the Company) has been removed as a named insured under the Warehouse Policy; (xii) documentation reasonably satisfactory to Purchaser evidencing that all of the Affiliate Agreements set forth on Schedule 2.3(a)(xii) have been terminated; (xiii) documentation reasonably satisfactory to Purchaser evidencing that all third-party consents, approvals and notices set forth on Schedule 2.3(a)(xiii) have been obtained or delivered by the Group Company; and (xiv) documentation reasonably satisfactory to Purchaser of that the Company has obtained or submitted all of the Required Governmental Approvals and Notices identified on Schedule 3.4. (b) Purchaser Closing Deliverables. At or prior to the Closing, Purchaser shall have delivered to Seller the following: (i) a certificate signed by an officer of Purchaser which certifies that attached thereto are true and complete copies of: (A) the Governing Documents of Purchaser, (B) the resolutions of the board of directors of Purchaser authorizing the execution, delivery and consummation of this Agreement and the other Transaction Documents to which Purchaser is a party and the transactions contemplated hereby and thereby, and (C) a certificate of good standing for Purchaser issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of the State of Delaware; (ii) a copy of the Escrow Agreement, duly executed by Purchaser; (iii) the Transition Services Agreement, duly executed by Purchaser; and (iv) evidence reasonably acceptable to Seller that the R&W Insurance Policy has been bound.

22 Section 2.4. Preparation of the Final Statement of Purchase Price; Adjustment to Purchase Price. (a) As soon as practicable, but no later than one hundred and twenty (120) days after the Closing Date, Purchaser shall, at its expense, prepare and deliver to Seller a statement (the “Post-Closing Adjustment Statement”) setting forth in reasonable detail Purchaser’s calculation of (i) Closing Date Cash, (ii) Net Working Capital, (iii) Closing Date Indebtedness, (iv) Closing Date Seller Expenses and (v) based on such amounts, a calculation of the Cash Purchase Price, in each case including each of the components thereof. The components of the Post-Closing Adjustment Statement shall be calculated in accordance with (x) GAAP, and, to the extent consistent with GAAP, the same accounting methods, practices, principles, policies and procedures (with consistent classifications, judgments and valuation and estimation methodologies) that were used in the preparation of the Financial Statements, and (y) the applicable definitions set forth in and other applicable provisions of this Agreement. (b) From and after the delivery of the Post-Closing Adjustment Statement, Purchaser and the Company shall, upon reasonable request by Seller, provide Seller and any Representatives retained by Seller with reasonable access (upon reasonable advanced notice, during normal business hours and without material interference to the operations of the Company), subject to the execution of customary access letters, to the books and records of Purchaser and the Company, in each case for the purpose of enabling Seller and such Representatives to calculate, and to review Purchaser’s calculation of, Closing Date Cash, Net Working Capital, Closing Date Indebtedness, Closing Date Seller Expenses and the Cash Purchase Price; provided, that Purchaser and the Company shall be permitted to redact information provided to the extent necessary (i) to comply with any Contract to which Purchaser or any Group Company is a party; provided, that Purchaser and the Group Companies shall use commercially reasonable efforts to obtain waivers of any such restrictions), (ii) not to violate any applicable Laws or (iii) to maintain attorney-client privilege, attorney work-product privilege or similar privilege; provided, further, that, in the case of foregoing clause (ii), Purchaser and the Group Companies shall use commercially reasonable efforts to provide such access or disclosure in a manner that does not violate Law and, in the case of foregoing clause (iii), Purchaser and the Group Companies shall use commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such privilege. (c) If Seller does not give written notice of dispute (a “Dispute Notice”) to Purchaser within sixty (60) days of receiving the Post-Closing Adjustment Statement (the “Review Period”), then Purchaser’s calculation of Closing Date Cash, Net Working Capital, Closing Date Indebtedness, Closing Date Seller Expenses and the Cash Purchase Price set forth in the Post- Closing Adjustment Statement shall be deemed final and binding on Purchaser and Seller for all purposes of this Agreement. (d) If Seller delivers a Dispute Notice to Purchaser prior the expiration of the Review Period, then Purchaser and Seller will use commercially reasonable efforts to resolve the dispute during the 30-day period commencing on the date Purchaser receives the applicable Dispute Notice from Seller (with all discussions and communications relating to such negotiations being governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule, unless otherwise agreed by Purchaser and Seller in writing). If Seller and Purchaser are unable to

23 reach agreement in writing on all of the items set forth in the Dispute Notice within such 30-day period, then any remaining unresolved items (the “Disputed Items”) shall be submitted immediately by Seller and Purchaser to PricewaterhouseCoopers or another nationally-recognized, independent accounting firm reasonably acceptable to Seller and Purchaser (the “Accounting Firm”); provided, that, any items set forth on the Dispute Notice that are resolved in a writing executed by Seller and Purchaser during such 30-day period shall be deemed final and binding on Purchaser and Seller for all purposes of this Agreement. In connection with the resolution of any such dispute by the Accounting Firm, (i) the Accounting Firm shall have no ex parte communication with either party to the dispute or its respective advisors and representatives, (ii) Purchaser and Seller may submit such data and information to the Accounting Firm as such Parties deem appropriate (copies of which shall be provided to the other Party), (iii) the Accounting Firm’s determination of the Disputed Items shall be based solely on (A) the information submitted by or on behalf of the Parties, (B) written responses from each of Purchaser and Seller to any follow-up questions or request for additional information from the Accounting Firm (a copy of which the Accounting Firm shall provide to the other Party), and (C) the applicable definitions and terms of this Agreement (including Exhibit B), and not based on an independent review, (iv) the Accounting Firm shall be limited to addressing only those particular Disputed Items referred to in the Dispute Notice and will have no authority to make any adjustments to any financial statements or amounts other than any Disputed Items in the Dispute Notice, and (v) any resolution of any Disputed Item determined by the Accounting Firm shall be no greater than the higher amount calculated by Seller or Purchaser for such Disputed Item, as the case may be, and no lower than the lower amount calculated by Seller or Purchaser for such Disputed Item, as the case may be. The Accounting Firm shall be requested to render a determination of the applicable dispute (which shall be within the range established by the Parties’ proposed calculations) within thirty (30) days after referral of the matter to the Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor. The determination of the Accounting Firm shall, in the absence of fraud or manifest error, be conclusive, non-appealable and binding upon the Parties. For the avoidance of doubt, the Accounting Firm shall act as an expert, and not an arbitrator, in reviewing the Disputed Items. (e) If the Cash Purchase Price as finally determined pursuant to this Section 2.4 is equal to or exceeds the Estimated Cash Purchase Price (any such excess, the “Excess Amount”), then, no later than five (5) Business Days after such determination, (i) Purchaser shall cause to be paid to Seller an amount equal to the Excess Amount, if any, by wire transfer of immediately available funds to an account or accounts designated in writing by Seller, and (ii) Purchaser and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to Seller all funds in the Adjustment Escrow Account in accordance with the Escrow Agreement to an account or accounts designated in writing by Seller. (f) If the Cash Purchase Price as finally determined pursuant to this Section 2.4 is less than the Estimated Cash Purchase Price (such difference, the “Shortfall Amount”), then: (i) in the event that the Shortfall Amount is less than the Adjustment Escrow Amount, Seller and Purchaser shall, no later than five (5) Business Days after such determination, deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to (A) release from the Adjustment Escrow Account to Purchaser an amount equal to the Shortfall Amount to an account designated in writing by Purchaser in accordance with the Escrow

24 Agreement, and (B) release to Seller all funds, if any, remaining in the Adjustment Escrow Account after giving effect to the release to Purchaser contemplated by clause (A) to an account or accounts designated in writing by Seller, in each case, in accordance with the Escrow Agreement; and (ii) in the event that the Shortfall Amount is equal to or greater than the Adjustment Escrow Amount, no later than five (5) Business Days after such determination, (A) Seller and Purchaser shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release to Purchaser an amount equal to all funds in the Adjustment Escrow Account (such amount, the “Released Adjustment Escrow Funds Amount”) to an account designated in writing by Purchaser and (B) Seller shall pay to Purchaser the amount (if any) by which the Shortfall Amount exceeds the Released Adjustment Escrow Funds Amount, by wire transfer of immediately available funds, to an account designated in writing by Purchaser. (g) In addition to the terms set forth elsewhere in this Section 2.4, in the event that a Party fails to pay any amount that is otherwise payable to the other Party under this Section 2.4, then such Party shall have the right to withhold and deduct such amount from any sum that is owed to the other Party hereunder. (h) The fees and expenses of the Accounting Firm shall be allocated between Purchaser, on the one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if Purchaser’s calculation of Closing Date Indebtedness were $1,100,000 and Seller’s calculation of Closing Date Indebtedness were $1,000,000, and if the Accounting Firm determined that the Closing Date Indebtedness were $1,080,000 (i.e., awarding eighty percent (80%) of the $100,000 contested amount to Purchaser and twenty percent (20%) of the $100,000 contested amount to Seller), then eighty percent (80%) of the fees and expenses of the Accounting Firm would be allocated to Seller and twenty percent (20%) of such fees and expenses would be allocated to Purchaser. (i) The Parties agree that any payments made pursuant to this Section 2.4 shall be treated as an adjustment to the Purchase Price for Tax purposes unless applicable Law requires otherwise. Section 2.5. Withholding. Purchaser, the Company and any other applicable payor shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as such Person is required to withhold or deduct under the Code, or any provision of applicable state, local or non-U.S. Tax Law with respect to the making of such payment. To the extent that such amounts are so withheld, such amounts shall be timely remitted to the appropriate Governmental Authority and treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding were made. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY The Seller Parties, jointly and severally, hereby represent and warrant to Purchaser, in each case except as qualified by the disclosures set forth in the corresponding section and/or subsection

25 of the disclosure schedules (subject to Section 8.3) delivered by the Seller Parties to Purchaser (the “Disclosure Schedules”), as set forth in this Article III. Section 3.1. Organization, Good Standing, Qualification and Power. Each Group Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own or lease its properties and assets and to carry on its business as presently conducted. Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of its business, activities or operations or the ownership and/or the character of its properties or assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect. Seller has previously made available to Purchaser true, correct and complete copies of the Governing Documents of each Group Company as each is currently in effect. The Governing Documents of each Group Company are each in full force and effect and no Group Company is in violation of any provision of its respective Governing Documents. Section 3.2. Authority; Execution and Delivery; Enforceability. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all requisite corporate action on the part of the Company and do not require any further authorization, consent or other proceeding of the Company or any of its direct or indirect stockholders. At or prior to the Closing, the Company will have duly executed and delivered each Transaction Document to which it is a party. Each of the Transaction Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby is, or upon its execution and delivery will be (assuming that this Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered by Purchaser), a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Section 3.3. Non-Contravention. Except as set forth on Schedule 3.3, neither the execution and delivery of this Agreement or the other Transaction Documents to which the Company is a party nor the fulfillment of and the performance by the Company of its obligations hereunder and thereunder will, with or without the lapse of time, the giving of notice or both, (a) (i) contravene, (ii) conflict with, violate, infringe or result in a breach of, (iii) constitute a default or an event of default under, (iv) give any third party (including any Governmental Authority) the right to revoke, withdraw, suspend, cancel, terminate, modify or accelerate, or (v) require any consent, approval, clearance, order or authorization, release or waiver of, report, notice or other filing from, by or with any third-party (including any Governmental Authority) under, (A) any Governing Documents of any Group Company, (B) any material Permit of any Group Company, or (C) any Material Contract or Company Lease, (b) violate in any material respect any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which any Group Company is a party or by which it is bound or to which its assets or properties are subject, (c) except as contemplated herein or with respect to Permitted Liens, result in the creation or imposition of any Lien on any of the assets or properties of any Group

26 Company or (d) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any right or obligation of any Group Company, except, in the case of clauses (a), (c) and (d), for such violations or breaches which would not be material to the Group Companies, taken as a whole. Section 3.4. Consents. Except for the notices, filings and approvals set forth on Schedule 3.4 (the “Required Governmental Approvals and Notices”), no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents to which the Company is a party or the consummation of the transactions contemplated hereby or thereby by the Company. Section 3.5. Capitalization. (a) Schedule Error! Reference source not found. sets forth a complete and accurate list of the authorized, issued and outstanding shares of capital stock the Company (including each class or series thereof), all of which are owned beneficially and of record by Seller. All of the Shares have been duly authorized and validly issued, and are fully paid and non- assessable. Seller has good, valid and marketable title to all of the Shares. The Shares are, and when delivered by Seller to Purchaser pursuant to this Agreement will be, free and clear of any and all Liens or restrictions on transfer, other than pursuant to securities Laws, have been issued and granted in compliance with the Company’s Governing Documents, applicable Law and all preemptive or similar rights. Other than the Equity Securities set forth on Schedule 3.5(a), there are no other issued or outstanding Equity Securities of the Company. There are no (i) outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company or (ii) voting trusts, proxies or other agreements with respect to the voting or transfer of any Equity Securities of the Company. (b) Schedule 3.5(b) sets forth each Subsidiary of the Company and such Subsidiary’s jurisdiction of organization or formation, as applicable, and except for such Subsidiaries, the Company does not own or control, directly or indirectly, any Equity Securities in or interest convertible into or exchangeable or exercisable for Equity Securities in or have any obligation to invest in or purchase any Equity Securities of any Person. The authorized, issued and outstanding Equity Securities of each Subsidiary of the Company are set forth on Schedule 3.5(b), all of which are duly authorized, validly issued, fully-paid and non-assessable and are held beneficially and of record as set forth on Schedule 3.5(b), free and clear of any Liens or restrictions on transfer (other than restrictions on transfer under applicable securities Laws), were offered, issued, sold and delivered in compliance with all applicable Laws governing the issuance or transfer of securities and were not issued in violation of (or subject to) any preemptive rights (including any preemptive rights set forth in the organizational documents of such Subsidiary), rights of first refusal or offer or other similar rights. Except as set forth on Schedule 3.5(b), no Subsidiary of the Company has any outstanding Equity Securities. There are no (i) outstanding obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Equity Securities of such Subsidiary or (ii) voting trusts, proxies or other agreements with respect to the voting or transfer of any Equity Securities of such Subsidiary.

27 (c) Except as set forth on Schedule 3.5(c), there are not any outstanding bonds, debentures, notes or other indebtedness of any Group Company. Section 3.6. Financial Statements. (a) Attached hereto as Schedule 3.6(a) are true, correct and complete copies of the following financial statements (such financial statements, the “Financial Statements”): (i) the unaudited consolidated balance sheet and statements of income of the Group Companies as of December 31, 2023, December 31, 2022 and December 31, 2021, and for the years then ended (together, the “Annual Financial Statements”); and (ii) the unaudited consolidated balance sheet of the Group Companies as of August 31, 2024 (the “Latest Balance Sheet Date”), and the related unaudited statements of income of the Group Companies for the eight (8) month period ending on such date (the “Interim Financial Statements”). (b) The Financial Statements (including any notes thereto) were derived from Seller Parent’s consolidated financial. The Financial Statements (i) have been prepared in accordance with the books and records of the Group Companies and GAAP and (ii) present fairly, in all material respects, the financial position of the Group Companies as of the dates thereof and the results of operations of the Group Companies for the periods covered by said statements, in accordance with GAAP, except as expressly disclosed therein and except for (A) normal year-end adjustments (which are not individually or in the aggregate, material in amount or effect) and (B) the omission of footnote disclosures required by GAAP (which, if included, would not have reflected any deviation from GAAP or deviation from past practice, and would not have included material footnotes). (c) Except as set forth on Schedule 3.6(c): (i) Seller Parent has established and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (ii) there are no significant deficiencies in the internal controls of Seller Parent or the Company which could adversely affect the ability of the Company to record, process, summarize and report financial data; and (iii) management of Seller Parent has not identified for its outside auditors any material weaknesses in the internal controls with respect to the Company’s financial reporting, nor are they aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls with respect to the Company’s financial reporting. (d) Except as set forth on Schedule 3.6(d), no Group Company has any Liabilities, whether or not required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for Liabilities (i) accrued or adequately reserved against in the Interim Financial Statements, (ii) incurred in the Ordinary Course of Business since the Latest Balance Sheet Date that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies (and none of which is a Liability for a breach of Contract, breach of warranty, tort, infringement, misappropriation or in respect of any violation of Law), or (iii) of

28 a type that would customarily be incurred under this Agreement or the transactions contemplated hereby to the extent included as a Seller Expense. Section 3.7. Absence of Certain Developments. Except as set forth on Schedule 3.7, (x) since December 31, 2023, there has not been any Material Adverse Effect and (y) during the period beginning on December 31, 2023 and ending on the date of this Agreement, each Group Company has conducted its business in all material respects in the Ordinary Course and no Group Company has taken any of the following actions: (a) amended or modified its Governing Documents; (b) (i) effected any split, combination, reclassification or similar action with respect to its Equity Securities; (ii) issued, sold, pledged, granted, encumbered or otherwise disposed of any of its Equity Securities or other securities; (iii) amended any term of any of its outstanding Equity Securities; (iv) repurchased, redeemed, or otherwise acquired or canceled any of its Equity Securities; or (v) declared, set aside or paid of any dividend or other distribution in respect of any of its Equity Securities; (c) (i) adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, (ii) filed a voluntary petition in bankruptcy or (iii) commenced a voluntary legal procedure for reorganization, arrangement, adjustment, release or composition of Indebtedness in bankruptcy or other similar Laws now or hereafter in effect; (d) made any material change in its methods of accounting or accounting practices (except as required by changes in GAAP); (e) (i) merged or consolidated with any Person; (ii) sold, transferred, assigned, leased, abandoned, allowed to lapse or expire, acquired, licensed, or otherwise disposed of any material assets, except for acquisitions or sales of inventory in the Ordinary Course of Business; (iii) acquired any Equity Securities of, or made any investment in, any Person; (iv) entered into any joint venture, strategic alliance, sharing of profit agreement, partnership or similar arrangement; or (v) subjected any material asset to a Lien (other than a Permitted Lien); (f) formed a Subsidiary; (g) (i) amended, modified, renewed (other than automatic renewals in accordance with the terms of such Contract), terminated (other than automatic terminations in accordance with the terms of such Contract), cancelled or waived any material right under any Material Contract (or any Contract that would have been required to be listed on Schedule 3.15(a) had such Contract not been terminated or cancelled) or Company Lease, or (ii) had any counterparty terminate (other than automatic terminations in accordance with the terms of such Contract) or cancel any Material Contract (or any Contract that would have been required to be listed on Schedule 3.15(a) had such Contract not been terminated or cancelled) or Company Lease; (h) (i) incurred or committed to incur any capital expenditure or authorization or commitment with respect thereto that in the aggregate exceeds $300,000, (ii) entered into a new line of business, or (iii) abandoned or discontinued of existing lines of business;

29 (i) abandoned or permitted to lapse any material Company Intellectual Property Rights owned by such Group Company; (j) (i) incurred any Indebtedness or guarantees of any Indebtedness of another Person, issued or sold any debt securities or warrants or other rights to acquire any debt securities or guarantees of any debt securities of another Person, (ii) entered into any loans, advances or capital contributions made to, or guarantees for the benefit of, or other investment in, any other Person or (iii) canceled or forgave of any debts owed to or claims held by such Group Company; (k) commenced, settled or compromised, or proposed to settle or compromise, any Proceeding (i) involving the payment of, or an agreement to pay over time, in cash, notes or other property in an amount exceeding $50,000 individually or $250,000 in the aggregate, (ii) which after the Closing Date will require such Group Company to satisfy any obligation or (iii) which imposes any equitable or injunctive relief; (l) delayed, postponed or canceled any payment of any accounts payable or any other liability, agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable or otherwise changed any of its practices with respect to payables, receivables or cash management, in each case with respect to an amount exceeding $25,000 individually or $100,000 in the aggregate; (m) made any material change to the operation or security of any Computer Systems or any Group Company’s respective rules, policies, or procedures with respect to Data Privacy Requirements or Personal Information (including the processing thereof), except to the extent required by applicable Law; (n) undertaken any action or failed to take any action that does or would, individually or in the aggregate, reasonably be expected to, result in the loss, lapse, expiration, or abandonment of any material Company Intellectual Property Rights; (o) waived or released any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; (p) (i) entered into, modified or terminated any Employee Benefit Plan (except to the extent necessary to comply with applicable Law), in each case, other than in the Ordinary Course of Business, or (ii) awarded, paid or accelerated the vesting of any change in control, severance, retention or equity or equity-based compensation to any current or former employee, officer, director, manager or independent contractor of such Group Company or any other Person; (q) (i) materially increased the compensation or benefits payable to any of its current or former directors, officers, employees or other individual service providers, in each case, other than in the Ordinary Course of Business, (ii) hired any new employees or engaged any new independent contractors, unless such hiring or engagement was with respect to employees or contractors having an annual base salary or fee and an annual cash incentive compensation opportunity not reasonably expected to exceed $100,000, or (iii) terminated the employment or services of any employee or contractor of such Group Company with an annual base salary and annual cash incentive compensation opportunity that was reasonably expected to exceed $100,000;

30 (r) directly or indirectly engaged in any transaction with Seller or any other Affiliate of such Group Company, in each case involving an amount exceeding $125,000 individually or $500,000 in the aggregate; (s) made, changed or revoked any Tax election (including any election under Section 965 of the Code), changed any Tax annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any closing agreement, settled, compromised, conceded or abandoned any Tax claim or assessment relating to such Group Company, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to such Group Company, failed to pay any Tax as it becomes due, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax; or (t) committed or agreed to do any of the foregoing. Section 3.8. Compliance with Applicable Laws; Governmental Authorizations; Licenses; Etc. (a) Except as set forth on Schedule 3.8(a), (i) none of the Group Companies is, or has been during the Lookback Period, in violation in any material respect of any applicable Laws and (ii) none of the Group Companies or any of their respective assets or properties is, or during the Lookback Period has been, subject to any judgment, order, or decree by any Governmental Authority. (b) Each Group Company possesses all permits, licenses, approvals, certificates, privileges, immunities, clearances, registrations, exemptions, franchises, variances, accreditations and other authorizations from Governmental Authorities and manufacturers (collectively, “Permits”) which are required in order for such Group Company to conduct their businesses as currently conducted, except where the failure to possess such Permits would not be material to such Group Company. Schedule 3.8(b) sets for a true, complete and correct list of all material Permits held by each Group Company and all applications pending before any Governmental Authority for the issuance of any Permits or the renewal thereof. All fees and charges with respect to such Permits and applications have been paid in full. Each such material Permit is valid, subsisting and in full force and effect and will be available for use by the applicable Group Company and such Group Company is in compliance with each Permit. No loss, material limitation or expiration of any such material Permit is pending or, to the Knowledge of the Company, threatened, other than expiration in accordance with the terms thereof, which terms will not expire as a result of the consummation of the transactions contemplated hereby. There are no other Permits that would be material to any Group Company which such Group Company has not obtained. True, correct and complete copies of all material Permits have been made available to Purchaser. (c) Except as set forth on Schedule 3.8(c)(i), no Group Company has, during the Lookback Period, received any written notice of any violations in any material respect of any material Permits or any actual or possible revocation, withdrawal, suspension, cancellation, termination or material adverse modification thereof. To the Knowledge of the Company, there is no event, fact or circumstance that would give rise to any right of revocation, withdrawal,

31 suspension, cancellation, termination or material adverse modification of any material Permit. Except as set forth on Schedule 3.8(c)(ii), as of the date of this Agreement and during the Lookback Period, there is no, and there has not been any, Proceeding pending or, to the Knowledge of the Company, threatened in writing by any Governmental Authority with respect to (i) any alleged violation in any material respect by any Group Company of any applicable Law with respect to any material Permit, or (ii) any alleged failure by any Group Company to have any material Permit required in connection with the operation of the business of such Group Company. No present or former manager, director, officer, employee, partner, member, stockholder or other Affiliate of any Group Company owns or has any proprietary, financial or other interest (direct or indirect) in any material Permit which any Group Company owns, possesses, operates under or pursuant to or uses. Section 3.9. Litigation. Except as set forth on Schedule 3.9(a), there are no, and during the Lookback Period there have not been any, Proceedings pending, settled or, to the Knowledge of the Company, threatened by, against or relating to any Group Company or their respective properties or assets, or against any of their directors, managers, officers or employees (in each case, in their capacity as such), including Proceedings seeking to enjoin the transactions contemplated hereby. To the Knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to, give rise to, or serve as the basis for the commencement of, any such Proceeding. No Group Company is a party to any Proceeding or, to the Knowledge of the Company, threatened Proceeding which would reasonably be expected to restrict or prohibit the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.9(b), no Group Company is subject to any order, award, decision, injunction, judgment, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority or any arbitrator. Subject to applicable deductions or retention amounts, each of the matters listed or required to be listed on Schedule 3.9(a) is fully covered by insurance. Section 3.10. Taxes. (a) Except as set forth on Schedule 3.10(a), all Tax Returns required to be filed with any Governmental Authority by, or with respect to, any Group Company have been timely filed and all such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance with applicable Law. (b) Except as set forth on Schedule 3.10(b), each Group Company has timely and fully paid all Taxes required to have been paid (whether or not shown as due on any Tax Return). (c) Except as set forth on Schedule 3.10(c), during the Lookback Period, no Group Company has been the subject of any suit, proceeding, investigation, examination, audit, claim or any other action concerning any Taxes and there is no suit, proceeding, investigation, examination, audit, claim or any other action proposed, contemplated or pending against or with respect to any Group Company in respect of any Tax. (d) The unpaid Taxes of the Group Companies did not, as of the Latest Balance Sheet Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the

32 Interim Financial Statements (rather than in any notes thereto). Since the Latest Balance Sheet Date, none of the Group Companies has incurred any Liability for Taxes arising from extraordinary gains or losses within the meaning of GAAP. (e) Each Group Company has duly and timely withheld and paid over to the appropriate Governmental Authority all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, former employee, partner, independent contractor, creditor, stockholder, affiliate, customer, supplier or other third party. (f) Except as set forth on Schedule 3.10(f), each Group Company has duly and timely collected all amounts on account of any sales or transfer taxes, including value-added, goods and services, harmonized sales and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by it. (g) No Group Company is currently or has been a party to any Tax allocation, Tax sharing, Tax indemnity, Tax reimbursement agreement or arrangement (other than any agreement or arrangement entered into in the Ordinary Course of Business the principal purpose of which does not relate to Taxes). (h) During the Lookback Period, no claim has been made by a Governmental Authority in a jurisdiction where any Group Company has not filed Tax Returns that such Group Company is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction. (i) Except as set forth on Schedule 3.10(i), no Group Company has waived in writing any statute of limitations in respect of Taxes, which waiver is currently in effect or has agreed to, or is subject to, any extension of time with respect to a Tax assessment or deficiency and no request for any such waiver or extension in currently pending. (j) All deficiencies determined or assessments for Taxes made as a result of any audits or examinations by any Governmental Authority with respect to the Group Companies have been fully paid. (k) There are no Liens with respect to Taxes upon any asset of any Group Company other than Permitted Liens. (l) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with or in respect of any Group Company. (m) No Group Company has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company or Seller) and has no liability for Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, by operation of Law or otherwise.

33 (n) No Group Company is, or has ever had, a branch, agency, office or permanent establishment in any jurisdiction outside of the jurisdiction where such Group Company was formed. (o) No Group Company owns or has owned any interest in a “controlled foreign corporation” within the meaning of Section 957 of the Code (other than BioLife Solutions, B.V.). (p) Except as set forth on Schedule 3.10(p), no power of attorney with respect to any Tax matter is currently in force with respect to any Group Company that would, in any manner, bind, obligate, or restrict the Purchaser. (q) At all times since its formation, each Group Company has been treated as a C corporation for U.S. federal income tax purposes. (r) No Group Company will be required to include any item of income in, or exclude an item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax Law) executed on or prior to the Closing Date, (iii) any intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax Law) in existence prior to the Closing Date, (iv) any installment sale or open transaction disposition made on or prior to the Closing Date, (v) any use of the cash method of accounting or an improper method of accounting for a taxable period ending on or prior to the Closing Date, (vi) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (vii) any income arising or accruing prior to the Closing and includible after the Closing under Subchapter K or Sections 951, 951A, 956 or 965 of the Code. (s) No Group Company has ever participated in any “listed transaction,” as defined under Section 6707A of the Code. (t) No Group Company has ever distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. (u) Other than the PPP Loan, no Group Company has taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program. (v) No Group Company has, pursuant to the CARES Act, and amendments thereto or the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, issued by President Donald Trump on August 8, 2020, deferred until after the Closing the payment of any payroll Taxes the due date for the original payment of which was on or before the Closing Date.

34 (w) No Group Company has claimed any “employee retention credit” pursuant to 2301 of the CARES Act (or any corresponding or similar provisions of state, local or foreign law). (x) Notwithstanding anything in this Agreement to the contrary, (A) no representation or warranty is made in this Agreement with respect to the amount or usability of any Tax attribute of any Group Company in a taxable period beginning after the Closing Date, and (B) no representation or warranty is made in this Agreement with respect to any Tax position that Purchaser or its Affiliates (including the Group Companies) may take with respect to any Tax period or portion thereof beginning after the Closing Date, other than pursuant to the representations contained in Sections 3.10(g), (l), (m) (q), (r), (t), (u), (v) and (w). Section 3.11. Environmental Matters. Except as set forth on Schedule 3.10(x) hereto: (a) Each Group Company is and, during the Lookback Period has been, in compliance in all material respects with all Environmental Laws and all Permits required by Environmental Laws. (b) During the Lookback Period, no Group Company has received any written notice, report or other communication asserting any actual or alleged violation of or liability under Environmental Laws by or for such Group Company. (c) No Group Company has released, disposed of, contaminated or exposed any Person to any hazardous material, substance or waste in such a manner that has given or would reasonably be expected to give rise to any material Liability under Environmental Laws for any Group Company. (d) Seller has made available to Purchaser true, correct and complete copies of all environmental Phase I reports and other material environmental investigations, studies, audits, tests, reviews or other similar analyses commenced or conducted by or on behalf of any Group Company in relation to the Leased Real Property, that are in the possession, custody or control of any Group Company. Section 3.12. Employee Matters. (a) No Group Company has entered into, is party to, or is bound by any collective bargaining agreement or other Contract with any labor union, labor organization, or works council (each a “CBA”) with respect to its employees. During the Lookback Period, there has been no material labor grievance, material labor arbitration, slowdown, picketing, handbilling, labor strike, work stoppage, lockout, or other material labor dispute, pending or, to the Knowledge of the Company, threatened against, by or affecting any Group Company. During the Lookback Period, there has been no union organization campaign with respect to any of the employees of any Group Company. During the Lookback Period, no labor union, works council, other labor organization, or group of employees of any Group Company has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. During the Lookback Period, there has been no charge or complaint pending or, to the Knowledge of the Company, threatened

35 against any Group Company regarding an alleged material unfair labor practice as defined under the National Labor Relations Act. No Group Company has any notice or consultation obligations to any labor union, labor organization or works council, which is representing any employee, in connection with the execution of this Agreement or consummation of the transactions contemplated by this Agreement. During the Lookback Period, no Group Company has engaged in any employee layoff that would violate or give rise to an obligation to provide any notice required pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended or any similar Laws (“WARN Act”). (b) Each Group Company is and, during the Lookback Period has been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including, without limitation, all applicable Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, and unemployment insurance. No Group Company has any material Liability for (i) any unpaid wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to their current or former directors, officers, employees and independent contractors under applicable Law, Contract or Company policy, except as incurred in the Ordinary Course of Business; and/or (ii) any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation. Except as set forth on Schedule 3.12(b), there are, and during the Lookback Period there have been, no pending or, to the Knowledge of the Company, threatened Proceedings by any employee, independent contractor, former employee, former independent contractor, or other individual service provider of any Group Company or by any Governmental Authority with respect to any employee, independent contractor, or other individual service provider against any Group Company. None of the Group Companies is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority. (c) To the Knowledge of the Company, no current or former employee or independent contractor of any Group Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other material obligation: (i) owed to such Group Company; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by such Group Company. No Group Company has received any written (or, to the Knowledge of the Company, verbal) notice alleging any such violation has occurred during the Lookback Period. To the Knowledge of the Company, no current employee of any Group Company with annualized compensation at or above $100,000 intends to terminate his or her employment prior to the one (1) year anniversary of the Closing. (d) Each Group Company has investigated all sexual harassment, or other discrimination, retaliation or material policy violation allegations of which any of such Group Company is aware and taken appropriate remedial action where appropriate.

36 (e) No material employee layoff, facility closure or shutdown (whether voluntary or by Law), or reduction-in-force affecting employees or individual independent contractors of any Group Company has occurred since March 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, directive, guideline or recommendation by any Governmental Authority in connection with or in response to COVID-19. Since March 1, 2020, no current or former employee of any Group Company has filed, or, to the Knowledge of the Company, threatened to file, any Proceedings against such Group Company related to COVID-19. (f) During the Lookback Period, each Group Company: (i) has taken reasonable steps to properly classify and treat all of their employees as “employees” and independent contractors as “independent contractors”; (ii) has taken reasonable steps to properly classify all of their employees as “exempt” or “nonexempt” from overtime requirements under applicable Law; and (iii) has maintained employment records as required by applicable Law. (g) No Group Company is a party to any Contract or sub-Contract with the United States government or any department or agency thereof that, individually or in the aggregate, triggers any obligations under Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, and to the Knowledge of the Company, no customers are using the products or services of any Group Company to perform services or provide goods for the United States government or any department or agency thereof, or have included any reference to federal contracting, subcontracting or supplying, or otherwise referenced Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, or the Vietnam Era Veterans’ Readjustment Assistance Act, in any Contract with any Group Company. (h) Except as set forth on Schedule 3.12(h), each employee of each Group Company is legally authorized to work in the United States either specifically for a Group Company or for any United States employer. Each Group Company has completed a Form I-9 (Employment Eligibility Verification) for each employee hired, and each such Form I-9 has since been updated as required by applicable Law and, to the Knowledge of the Company, is correct and complete. Further, where required by applicable Law, each Group Company utilizes E-Verify pursuant to the terms of the E-Verify Memorandum of Understanding. (i) Seller has made available to Purchaser all material written personnel policies, rules and procedures in effect as of the date of this Agreement that are applicable to employees of each Group Company. (j) Schedule 3.12(j)(i) sets forth a true, correct and complete listing, as of the date specified therein, of the name of each individual employed by each Group Company, together with such employee’s position or function; legal employing entity; annual base salary or wage; status as “exempt” or “nonexempt” for employment classification purposes; accrued vacation as of the date specified therein; any incentive or bonus arrangements with respect to such employee; and any severance potentially payable to such employee upon termination of employment. Schedule 3.12(j)(ii) sets forth a true, correct and complete listing, as of the date specified therein, of the name of each individual engaged by each Group Company as an independent contractor, together with such individual’s compensation arrangement with each Group Company and whether such individual has entered into a written Contract regarding his or her contractor engagement.

37 Except as set forth on Schedule 3.12(j)(iii), the employment of each employee of each Group Company is terminable at will by such Group Company without any penalty, severance obligation, or Liability incurred by any Group Company. Section 3.13. Employee Benefit Plans. (a) Schedule 3.13(a) lists all material Employee Benefit Plans. (b) None of the Group Companies or any of their respective ERISA Affiliates sponsors, maintains, contributes to, has any obligation to contribute to or has any current or contingent liability or obligation (including on account of an ERISA Affiliate) under or with respect to, and no Employee Benefit Plan is or was within the past six (6) years (i) a Multiemployer Plan, (ii) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or any other plan that is or was subject to Title IV of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). Except as set forth on Schedule 3.13(b), no Group Company has any obligation to provide, and no Employee Benefit Plan provides, health, life or other welfare benefits to former employees or service providers or owners of such other than as required by COBRA, other than continued benefits for a duration of less than twelve (12) months in connection with severance. Except as would not give rise to material Liability on a Group Company, no Group Company has any current or contingent liability or obligation as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person. (c) Each Employee Benefit Plan (and each related trust, insurance contract or fund) has been established, maintained, funded and administered in compliance in all material respects with its terms and with the applicable requirements of ERISA, the Code and any other applicable Laws. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that such plan is so qualified and, there are no facts or circumstances that would adversely affect the qualified status of any such Employee Benefit Plan. (d) No liability under Title IV of ERISA has been or, to the Knowledge of the Company, is expected to be incurred by any Group Company or any ERISA Affiliate. Except as would not give rise to material Liability on a Group Company, with respect to each Employee Benefit Plan, all contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements and premium payments that are due have been timely made and all such amounts for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. (e) Except as would not give rise to material Liability on a Group Company, there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan. No action, suit, claim, proceeding, audit, hearing, or investigation with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or to the Knowledge of

38 the Company threatened, and there is no fact or circumstance that could give rise to any such action, suit, claim, proceeding, audit, hearing, or investigation. (f) Except as would not give rise to material Liability on a Group Company, none of the Group Companies or, to the Knowledge of the Company, any other Person has engaged in any transaction with respect to any Employee Benefit Plan that would be reasonably likely to subject any Group Company to any Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law. (g) With respect to each Employee Benefit Plan, Seller has provided to Purchaser copies, to the extent applicable, of (i) the plan and trust documents and any amendments thereto, and the most recent summary plan description and any summary of material modifications thereto, (ii) the two (2) most recent annual reports (Form 5500 series), (iii) the two (2) most recent financial statements, (iv) the most recent Internal Revenue Service determination letter with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and (v) any non-routine correspondence with any Governmental Authority relating to any Employee Benefit Plan during the last three (3) years. (h) The Group Companies and each ERISA Affiliate have complied in all material respects with (i) the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, and (ii) the affordability and minimum essential coverage requirements, and all other requirements, of the Patient Protection and Affordable Care Act of 2010, as amended, in each case, with respect to each Employee Benefit Plan that is a group health plan. No Group Company has incurred (whether or not assessed), and is not reasonably expected to incur or to be subject to, any material Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code. (i) Except as set forth on Schedule 3.13(i), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would (alone or in conjunction with any other event), directly or indirectly, (i) result in a compensatory payment or benefit to any current or former employee, director or individual service provider of any Group Company, (ii) accelerate or cause the vesting, payment or funding of or provide any additional compensation, rights or benefits (including the funding of any compensation or benefits through a trust or otherwise) to or on behalf of any current or former employee, director or individual service provider of any Group Company, (iii) increase any compensation or benefits payable to any current or former employee, director or other service provider of any Group Company, (iv) result in the forgiveness of any loan or similar obligations of any current or former employee, director or individual service provider of any Group Company, or (v) be considered or deemed to establish, amend, modify or terminate any Employee Benefit Plan or prohibit the amendment or termination of any Employee Benefit Plan. (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would (alone or in conjunction with any other event), directly or indirectly, result in an “excess parachute payment” to any “disqualified individual” within the meaning of Section 280G of the Code. No Group Company has any

39 obligation to indemnify or gross-up for any Taxes, including those imposed under Sections 409A and 4999 of the Code. (k) Each Contract or Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) is in documentary and operational compliance with Section 409A of the Code and the applicable guidance issued thereunder, and no amounts under any such Contract or Employee Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B). Section 3.14. Intellectual Property Rights. (a) Except as set forth on Schedule 3.14(a), each Group Company owns and possesses all right, title and interest in, free and clear of all Liens (other than nonexclusive license agreements executed in the Ordinary Course of Business and Permitted Liens), or has a valid and enforceable license to use, all of the material Intellectual Property Rights necessary for the conduct of the business of such Group Company as of the date of this Agreement (collectively, the “Company Intellectual Property Rights”). The Company Intellectual Property Rights constitute all of the material Intellectual Property necessary and sufficient for the conduct and operation of the business of each Group Company as currently conducted and operated. (b) Schedule 3.14(b) sets forth a true and correct list of (i) all registered Company Intellectual Property Rights owned by each Group Company, (ii) all applications for the registration of Company Intellectual Property Rights owned by each Group Company, (iii) all material trade and corporate names, and unregistered trademarks owned or used by each Group Company and (iv) all material computer software (other than “off-the-shelf” software) owned or used by each Group Company as of the date of this Agreement. The Company Intellectual Property Rights are subsisting, valid and enforceable. (c) Except as set forth on Schedule 3.14(c), there is not pending, or to the Knowledge of the Company, threatened against any Group Company any claim by any third party contesting the validity, enforceability, or ownership of any Company Intellectual Property Right. (d) Except as set forth on Schedule 3.14(d), neither the use nor practice of the Intellectual Property owned by any Group Company, nor the operation of the business of any Group Company has infringed, misappropriated or otherwise violated, and no such use, practice or operation is in conflict with, infringes, misappropriates or otherwise violates, any Intellectual Property Rights of any third party. During the Lookback Period, no Group Company has received any written notice alleging that it has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person. There is no claim or proceeding pending against, or, to the Knowledge of the Company, threatened against any Group Company alleging that the operation of the business of any Group Company has infringed, misappropriated or otherwise violated any Intellectual Property of any third party. To the Knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated, and no person or entity is currently infringing, misappropriating or otherwise violating, any of the Company Intellectual Property Rights. No Group Company has sent any written notice during the Lookback Period alleging that any Person is infringing upon, misappropriating or otherwise violating any Company Intellectual Property Rights.

40 (e) Each Group Company has taken steps reasonable under the circumstances to maintain and protect all of the Company Intellectual Property Rights. Except as set forth on Schedule 3.14(e), each current and former employee and independent contractor of each Group Company involved in the development of Company Intellectual Property Rights has entered into a valid and enforceable written agreement with such Group Company assigning to such Group Company all right, title, and interest in Intellectual Property created by such Person within the scope of such Person’s duties to such Group Company and prohibiting such Person from using or disclosing trade secrets or confidential information of such Group Company. To the Knowledge of the Company, no current or former employee or independent contractor of any Group Company is in violation of such agreement. (f) Each Group Company uses commercially reasonable efforts to protect the confidentiality, integrity and security of the material Computer Systems used in the operation of the business of such Group Company and to prevent any unauthorized use, access, interruption, or modification of such Computer Systems. The material Computer Systems (i) are sufficient for the immediate needs of each Group Company, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner, and (ii) are in sufficiently good working condition to effectively perform all information technology operations and include a sufficient number of licenses as necessary for the operation of the business of each Group Company as currently conducted. During the Lookback Period, there have been no material unauthorized intrusions, failures, breakdowns, continued substandard performance, or other material adverse events affecting any such Computer Systems that have caused any substantial disruption of or interruption in or to the use of such Computer Systems. (g) Schedule 3.14(g) accurately identifies: (i) each Contract pursuant to which any material Intellectual Property is or has been licensed, sold, assigned or otherwise conveyed or provided to any Group Company or pursuant to which any Group Company has otherwise received or acquired any right in any material Intellectual Property, whether or not currently exercisable and including a right to receive a license (other than: (A) agreements between any Group Company and its employees in any Group Company’s standard form thereof; and (B) non-exclusive “off the shelf” licenses to third-party Computer Software available on standard terms for annual license fees of less than $25,000); and (ii) whether the licenses or rights granted to any Group Company in each such Contract are exclusive or nonexclusive. (h) Schedule 3.14(h) sets forth an accurate and complete list of each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Company Intellectual Property Rights (other than nonexclusive license agreements executed in the Ordinary Course of Business). No Group Company is bound by, and no Company Intellectual Property Rights is subject to, any Contract containing any covenant or other provision that limits or restricts in any material manner the ability of any Group Company to use, exploit, assert or enforce any Company Intellectual Property Rights anywhere in the world. (i) Neither the execution, delivery or performance of this Agreement or any Transaction Documents, nor the consummation of the contemplated transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Intellectual Property used by any Group Company; (ii) a

41 breach of, default under or termination of any Contract which provides for the transfer or license of any Intellectual Property to or from any Group Company; (iii) the release, disclosure or delivery of any Company Intellectual Property Rights by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Intellectual Property Rights; (v) by the terms of any Contract, a material reduction of any royalties or other payments any Group Company would otherwise be entitled to with respect to any Company Intellectual Property Rights; or (vi) by the terms of any Contract, an increase in any royalty or other payments any Group Company would otherwise be required to make under any Contract. Section 3.15. Material Contracts. (a) Schedule 3.15(a) sets forth a true, complete and correct list of each of the following Contracts to which, as of the date of this Agreement, any Group Company is a party or is otherwise bound, other than Employee Benefit Plans (the Contracts required to be listed, collectively, the “Material Contracts”): (i) any Contract (A) pursuant to which such Group Company received aggregate payments in excess of $75,000 during the past year or (B) that such Group Company reasonably anticipates will, in accordance with its terms, involve aggregate payments to such Group Company in excess of $75,000 within the twelve (12) month period from and after the Closing Date; (ii) any Contract (A) pursuant to which such Group Company made aggregate payments in excess of $75,000 during the past year or (B) that such Group Company reasonably anticipates will, in accordance with its terms, involve aggregate payments by such Group Company in excess of $75,000 within the twelve (12) month period from and after the Closing Date; (iii) any Contract for the purchase by such Group Company of components, machinery, equipment or other tangible personal property in excess of $75,000; (iv) any Contract under which: (A) such Group Company is the lessor of, or makes available for use by any third party, any equipment or other tangible property owned by such Group Company or (B) such Group Company is the lessee of, or is provided the use of, any equipment or other tangible property owned by any third party, in each case of clauses (A) and (B) for payments or other consideration of more than $75,000 during any twelve (12) month period; (v) any Contract with any Governmental Authority; (vi) any CBA; (vii) any Contract with any Top Customer or Top Vendor; (viii) any license agreement, royalty agreement or other Contract relating to any of the Company Intellectual Property Rights (excluding any license for unmodified,

42 commercial off the shelf computer software that is generally available on nondiscriminatory pricing terms with an aggregate license fee of less than $25,000 per year); (ix) any Contract that (A) limits or restricts the ability of such Group Company to compete or otherwise to conduct its business at any time or in any manner or place, solicit the services or employment of any Person or prohibits or restricts such Group Company’s ability to conduct material business with any Person or (B) contains an exclusivity or rights of first offer or refusal or similar provision or, a “most-favored nation,” “best pricing,” “most favored pricing,” or similar clause in favor of any Person; (x) any Contract under which such Group Company has (A) created, incurred, secured by an asset or assumed Indebtedness or guaranteed (or may create, incur, assume, secure or guarantee) any obligation for borrowed money, (B) granted a Lien on its assets, whether tangible or intangible to secure any Indebtedness or (C) extended credit or advanced or loaned monies to any Person, in each case, for an amount in excess of $75,000, other than any Indebtedness that will be repaid at the Closing; (xi) any partnership, joint venture, limited liability company, minority equity investment or any arrangement involving the sharing of profits and losses with any other Person or relating to the ownership of, investment in or loans and advances to any Person or other similar Contract relating to such Group Company (excluding the Governing Documents of such Group Company); (xii) any Contract providing for the sale or purchase of any assets, business line or business (whether by merger, sale of stock, sale of assets or otherwise) during the Lookback Period under which there are any remaining rights or obligations on behalf of such Group Company, except for the disposition or acquisition of inventory, components, machinery, equipment or other tangible personal property in the Ordinary Course of Business; (xiii) any Contract requiring the consent of any party thereto or containing any provision which would result in an acceleration, modification or termination of any rights or obligations of any party thereto upon, or providing any party thereto any remedy (including rescission or liquidated damages) in the event of, a direct or indirect change in control of such Group Company or the consummation of the transactions contemplated by this Agreement; (xiv) any (A) employment, consulting or independent contractor agreement (including any Contract related to separation), whether on a full-time, part-time, consulting, or other basis, which provides annual base salary and incentive compensation opportunity in excess of $100,000 during any year or which provides for severance, termination or similar payments or (B) Contract providing for the creation, acceleration or vesting of any right, interest or payment (including any severance, termination, transaction bonus, retention bonus and other similar payment) for the benefit of any current or former employee, director, manager or officer such Group Company which become payable as a result of or in connection with the consummation of the transactions contemplated by this Agreement; (xv) any Affiliate Agreement;

43 (xvi) any Contract that provides for indemnification of any current or former director, officer or employee (or similar positions) of such Group Company; (xvii) any Contract for capital expenditure where the outstanding amount that such Group Company is still obligated to pay is in excess of $50,000 in any fiscal year; (xviii) any settlement, conciliation or similar Contract during the Lookback Period involving the payment of amounts in excess of $50,000 individually or $250,000 in the aggregate, (B) involving any non-monetary obligations, or (C) pursuant to which any Group Company will have outstanding obligations or liability after the Closing Date; (xix) any power of attorney granted by such Group Company that is currently effective and outstanding; and (xx) any commitment to do any of the foregoing described in clauses (i) through (xix). (b) Except as set forth on Schedule 3.15(b), each Material Contract is in full force and effect and is a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each of the other parties thereto, enforceable against the Company and, to the Knowledge of the Company, each of the other parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). No Group Company is (or would be after the giving of notice, lapse or time or both) in breach, violation or default under any Material Contract and, to the Knowledge of the Company, no other party to any Material Contract is (or would be after the giving of notice, lapse or time or both) in breach, violation or default under such Material Contract. No event, fact or circumstance has occurred or exists which with or without the passage of time or the giving of notice or both would give a right of termination or cancellation or acceleration of any right or obligation to any counterparty of a Group Company under any Material Contract, and no Group Company is in receipt of any claim of default or breach under and Material Contract. Seller has made available to Purchaser (i) true, correct and complete copies of all Material Contracts, including all amendments, waivers or other changes thereto, and (ii) a true, complete and correct description of the terms and conditions of each oral Material Contract. There are no amounts due or that may become payable with respect to any earn-out, contingent payment, purchase price adjustment or similar matters under any of the Material Contracts. None of the Group Companies or, to the Knowledge of the Company, any counterparty to a Material Contract, intends to terminate, cancel or not renew any Material Contract or otherwise request any material modification thereof, and none of the Group Companies has received any written (or, to the Knowledge of the Company, oral) notice of termination, cancellation or non-renewal of any Material Contract or any other written (or, to the Knowledge of the Company, oral) notice that would purport or request material modification to any Material Contract. None of the Group Companies or, to the Knowledge of the Company, any other party to any Material Contract has repudiated any material provision of such Material Contract. Section 3.16. Insurance. Schedule 3.16 contains a true, correct and complete list of all policies of fire, liability, workers’ compensation, property, casualty, directors’ and officers’ and other forms of business insurance owned or held by each Group Company or otherwise providing

44 coverage in respect of the liabilities of any Group Company (including the name of the insurer, the policy number, the period, amount and scope of coverage) that are currently in effect (including any such policies that are owned or held by Seller or any of its Affiliates). All such policies are legal, valid, binding, enforceable and in full force and effect and, except as set forth on Schedule 3.16, to the Knowledge of the Company, will continue to be legal, valid, binding, enforceable and in full force and effect on substantially identical terms immediately following the consummation of the transactions contemplated by this Agreement. No written notice of default, cancellation, premium increase, non-renewal, alteration of coverage or termination has been received by any Group Company with respect to any such policy and no policy limit has been exhausted. Except as disclosed on Schedule 3.16, there is no claim by any Group Company pending under any such insurance policies as to which coverage has been denied or disputed by the issuers of such policies. All premiums due on such policies have either been paid or, if due and payable prior to the Closing, will be paid prior to the Closing in accordance with the payment terms of each such policy. The policies are sufficient for material compliance with all applicable Contracts to which the Group Companies are a party or by which the Group Companies are bound, and provide coverage for the business of the Group Companies in a manner consistent with customary practice in the industries in which the Group Companies operate and policies providing substantially similar coverage have been in effect continuously during the Lookback Period. Section 3.17. Real Property. (a) No Group Company owns any real property. (b) Schedule 3.17(b)(i) sets forth a true and correct list of (i) all leases, subleases, licenses, concessions and other Contracts, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, of real property (such real property, the “Leased Property”) to which any Group Company is a party or by which it is bound, in each case, as of the date of this Agreement (each a “Company Lease”, and collectively the “Company Leases”) and (ii) the addresses of each Leased Property. Seller has delivered to Purchaser a true and complete copy of each Company Lease, and in the case of any oral Company Lease, a written summary of the material terms of such Company Lease. Except as set forth on Schedule 3.17(b)(ii), (A) each Company Lease is valid and binding on the applicable Group Company and, to the Knowledge of the Company, on the other parties thereto, and is in full force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity); (B) the applicable Group Company’s possession and quiet enjoyment of the Leased Property under each Lease has not been disturbed and, to the Knowledge of the Company, there are no disputes with respect to any Company Lease; (C) neither the applicable Group Company nor, to the Knowledge of the Company, any other party to any Company Lease is in breach or default under any Company Lease, and, to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Company Lease; (D) no Group Company has subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Property or any portion thereof; and (E) no Group Company has collaterally assigned or granted any other security interest in any Company Lease or any interest therein (other than Permitted Liens). The Leased Property comprises substantially all of the real property used in, or otherwise related to, the businesses of the Group Companies.

45 Section 3.18. Transaction With Affiliates. Except as set forth on Schedule 3.18, none of the Affiliates of any Group Company, or any Group Company’s or any such Affiliate’s respective directors, managers or officers or any of their respective Affiliates (collectively, the “Related Parties”) is, or during the Lookback Period has been, involved in any business arrangement or relationship with any Group Company (other than employment arrangements and severance arrangements entered into in the Ordinary Course of Business) or is, or during the Lookback Period has been a party to, or otherwise subject to any obligation or a beneficiary of any right under, any Contract with any Group Company (each such arrangement, relationship or Contract, an “Affiliate Agreement”) and to the Knowledge of the Company, (i) none of the Related Parties owns any property or right, tangible or intangible, which is used by any Group Company or (ii) has any material financial interest in, or is a director, officer or employee of, any Person that is a customer, supplier, vendor, client, lessor, lessee or competitor of any Group Company. Section 3.19. Privacy and Data Security Compliance. During the Lookback Period, each Group Company has been in compliance with all applicable Data Privacy Requirements in all material respects and no Group Company has received written or constructive notice that, with respect to the operations of such Group Company, such Group Company has not been or is not in material compliance with all Data Privacy Requirements in the conduct of such Group Company’s business or are under investigation or audit related to an information security incident or for a violation of any applicable data protection and Privacy Laws. Neither the execution and delivery of this Agreement by the Company nor the consummation of the Closing will result in a material breach or violation of, or constitute a material default, under any Data Privacy Requirement. Each Group Company takes commercially reasonable steps to implement reasonable administrative, technical and physical safeguards to protect Personal Information from and against unauthorized access, use or disclosure. Except as set forth on Schedule 3.19, during the Lookback Period, no Group Company has experienced any material actual or, to the Knowledge of the Company, alleged or suspected data breach, phishing incident, inadvertent disclosure, ransomware or malware attack or other unauthorized access or security incident involving Personal Information or personally identifiable information, or confidential or sensitive information in its possession or control and no Group Company has received any written notices or complaints from any Person or been the subject of any claim, proceeding, or investigation with respect thereto. No Group Company has sold or disclosed Personal Information of any individual customer or user of any Group Company’s services to third parties for marketing purposes or any other purposes for which no prior informed consent was obtained. Section 3.20. Brokers. Except as set forth on Schedule 3.20, no broker, finder or investment banker is entitled to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or other Contract to which any Group Company is a party or to which any Group Company is subject for which any Group Company or Purchaser could become obligated after the Closing. Section 3.21. International Trade and Anti-Corruption. (a) None of the Group Companies or any of their respective officers, directors, employees, agents, shareholders or, to the Knowledge of the Company, third party representatives is currently or during the Lookback Period has been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit

46 of any Sanctioned Person or in or for the benefit of any Sanctioned Country; or (iii) otherwise in violation of any applicable Sanctions and Export Control Laws or U.S. antiboycott requirements (“Trade Controls”). (b) No officer, director, employee, shareholder or, to the Knowledge of the Company, third party representative of any Group Company is a senior political figure or any immediate family member or close associate of a senior political figure within the meaning of, and applicable guidance issued by the U.S. Department of the Treasury concerning, the Bank Secrecy Act. (c) During the Lookback Period, none of the Group Companies or any of their respective officers, directors, employees, agents or, to the Knowledge of the Company, third party representatives (i) has made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment, or kickback, (ii) has established or maintained, or is maintaining, any unlawful fund of corporate monies or properties, (iii) has used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other unlawful expenses, (iv) has violated or is violating in any respect Anti-Corruption Laws, or (v) has, directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any Governmental Official or any other Person, in each case of clauses (i) through (v), in connection with or relating to the business of any Group Company. (d) None of the Group Companies or any of their respective officers, directors, employees, agents or, to the Knowledge of the Company, third party representatives is, or during the Lookback Period has been, the subject of any Proceeding by any Governmental Authority regarding any offense or alleged offense under Trade Controls or Anti-Corruption Laws (including by virtue of having made any disclosure relating to any offense or alleged offense), in each case in connection with or relating to the business of any Group Company and, to the Knowledge of the Company, no such Proceedings have been threatened or are pending and there are no circumstances reasonably likely to give rise to any such Proceeding. Section 3.22. Health Care Laws. (a) Each Group Company is, and during the Lookback Period has been, in compliance in all material respects with all applicable Health Care Laws. During the Lookback Period, none of the Group Companies has received any written notice from any Governmental Authority that it is currently subject to any sanction, investigation, audit or payment review by or on behalf of such Governmental Authority alleging any violation of, or noncompliance with, any Health Care Law. (b) As of the date hereof, no Proceeding that would, individually or together with any other Proceeding, be material to any Group Company is pending or, to the Knowledge of the Company, threatened with respect to such Group Company’s compliance with or liability under applicable Health Care Laws.

47 (c) Except as disclosed in Schedule 3.22(c), each Group Company and to the Knowledge of the Company, their respective officers, managers, directors and employees, has not at any time: (i) (A) been assessed a civil monetary penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (B) been in Excluded Status, (C) been convicted of any criminal offense under any Health Care Law, or (D) been a party to or subject to any criminal, civil or administrative action or proceeding, or any threatened action or proceeding, concerning any of the matters described in clauses (A) through (C) above; (ii) failed to timely file, accurately and completely in all material respects, all reports, returns, data and other information and filings required by any Governmental Authority or by any Health Care Laws, and has paid all sums heretofore due with respect to such reports and returns (other than overpayments returned, or billing reconciliations made, in the ordinary course of business); (iii) knowingly and willfully offered, paid, solicited or received any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in violation of the Anti-Kickback Statute; (iv) had or has any “financial relationship” with any “referring physician” or an immediate family member of such physician, within the meaning of those terms under 42 U.S.C. § 1395nn that would violate any Law; (v) (A) has been or is a party to a corporate integrity agreement, a Certificate of Compliance Agreement with OIG, or similar government-mandated compliance program, (B) has any continuing material reporting obligations pursuant to a settlement agreement or other remedial measure entered into with any Authority, or (C) has been served with or received any pending search warrants, subpoenas, or civil investigative demands from any Governmental Authority related to the business of any Group Company; (vi) (A) received notice of or been subject, formally or informally, to any material enforcement action involving the FDA, the United States Office of Human Research Protection, the United States Department of Health and Human Services Office of Civil Rights, any state board of pharmacy, the European Medicines Agency, or any other similar Governmental Authority, (B) received written notice of or been subject, formally or informally, to any suspension or termination of any research study by an IRB for actual or alleged failure to comply with IRB policies, guidelines, or terms of approval, and none of the foregoing are pending or threatened, or (C) used or is using the services of any Person debarred, disqualified or restricted as a clinical investigator pursuant to, or who has been Excluded Status; (vii) received any warning or untitled letters, consent decrees, or similar material documents from the FDA or any other Governmental Authority; (viii) (A) been a defendant in any qui tam or False Claims Act litigation (other than by reason of a sealed complaint of which any of the Group Companies may have no knowledge), or (B) received any complaints through any compliance “hotline” from officers, managers, directors, employees, clients, vendors, physicians, patients, customers, suppliers, or any

48 other Persons that could reasonably be considered to indicate that any of the Group Companies has violated, or is currently in violation of, any applicable Health Care Laws; or (ix) engaged in any voluntary disclosure or other discussions with any Governmental Authority or entered into any settlement agreement, consent decree, corporate integrity agreement or other arrangement (formal or informal) with any Governmental Authority concerning compliance with any Health Care Law. (d) Each Group Company has entered into written agreements containing all business associate contract provisions required by HIPAA, in each case in which such Group Company acts as a Business Associate of a third party, including in each case where such Group Company provides Protected Health Information to a subcontractor, as applicable. Each Group Company’s creation, receipt, maintenance, transmission, use, disclosure, and disposal of Protected Health Information complies in all material respects with (i) the Contracts to which a Group Company is a part, including, without limitation, any business associate agreement under which a Group Company is acting as a Business Associate; (ii) HIPAA; and (iii) any approvals, consents, or authorizations obtained by or provided to a Group Company from individuals who are the subject of Protected Health Information or their personal representatives. (e) Except as disclosed in Schedule 3.22(e), each Group Company is in compliance in all material respects, and is currently conducting its business in compliance in all material respects, with HIPAA as a Business Associate. Each Group Company has implemented and maintains appropriate administrative, technical and physical safeguards to ensure compliance with HIPAA as a Business Associate. Except as disclosed in Schedule 3.22(e), none of the following have occurred with respect to Protected Health Information maintained, transmitted, used or disclosed by a Group Company: (i) a material violation of HIPAA; (ii) reportable “breach” as defined by HIPAA (a “Breach”); (iii) “security incident” as defined by HIPAA (a “Security Incident”); or (iv) unauthorized or impermissible access, use, disclosure or modification of Protected Health Information that would trigger a notification or reporting requirement under any material Contract to which a Group Company is a party or under HIPAA. Except as disclosed in Section 3.22(e), no Group Company has received written notice of, and there is no pending or, to the Knowledge of the Company, threatened, Proceeding with respect to any Breach, Security Incident, or material violation of HIPAA. (f) Each Group Company is, and during the Lookback Period has been, in compliance in all material respects with the Regulatory Requirements applicable to the Group Companies, including regulations and standards relating to good laboratory practices, good clinical practices, good manufacturing practices, establishment registration, listing and reporting, as well as all comparable state, local, and foreign Laws and guidelines. (g) The Group Companies are, and during the Lookback Period have been, in material compliance with all applicable Regulatory Requirements. All products processed, distributed, and stored by or on behalf of a Group Company (the “Company Products”) are being and, during the Lookback Period have been, processed, distributed, and stored in material compliance with applicable Regulatory Requirements.

49 (h) None of the Group Companies has received notice of allegations of, or been subject to or affected by any Proceeding regarding, material noncompliance with Regulatory Requirements from or by the FDA, the FTC, the National Advertising Division of the Council of Better Business Bureaus, any other Governmental Authority, or trade association of which a Group Company is a member, and no facts or circumstances exist reasonably likely to give rise to the same. (i) None of the Company Products have been subject to any recall, market withdrawal, seizure, detention, field notification, warning, safety alert, suspension of manufacturing, marketing, or distribution, or any other actions or notices relating to an alleged lack of regulatory compliance during the Lookback Period, and no facts or circumstances exist reasonably likely to give rise to the same. Section 3.23. Customers and Vendors. Schedule 3.23(a) sets forth a list of the (a) twenty (20) largest customers of the Group Companies, taken as a whole (measured by dollar value of aggregate payments received by the Group Companies) (the “Top Customers”) and (b) the twenty (20) largest vendors, suppliers or service providers of the Group Companies, taken as a whole (measured by dollar value of aggregate payments made by the Group Companies) (the “Top Vendors”), in each case, (i) for the eight (8) month period ending on the date of the Latest Balance Sheet Date and (ii) the twelve (12) month period ending on December 31, 2023. Except as set forth on Schedule 3.23(b), from January 1, 2023 through the date hereof, no Top Customer or Top Vendor has provided notice that it intends to cease doing business with or materially decrease the amount of business done with any Group Company. No Group Company is, or during the Lookback Period has been, a party to or engaged in any material action or material claim or dispute with, by or against any Top Customer or Top Vendor. Section 3.24. Assets. Except as set forth on Schedule 3.24(a), each Group Company has title to, or a valid license or leasehold interests in, all of the material tangible assets which are necessary for the conduct of the business of such Group Company as currently conducted, free and clear of any and all Liens except for Permitted Liens. Each Group Company has good, clear and marketable title or valid leasehold interest to all of the assets reflected on the Latest Balance Sheet as being owned or leased, as applicable, by it (except to the extent that such assets have been disposed after the date of the Interim Financial Statements in the Ordinary Course of Business), free and clear of any and all Liens other than Permitted Liens. Except as set forth on Schedule 3.24(b), each material tangible asset is in good operating condition and repair, other than ordinary wear and tear, and except for any ordinary, routine maintenance and repair required that in sum are consistent with past practices, has been generally maintained in accordance with normal industry practice and is substantially suitable for the purposes for which it is used by or in connection with the business of the Group Companies as currently conducted. Section 3.25. PPP Loan. Other than the PPP Loan, no Group Company has applied for or received relief under the CARES Act. The Company’s application for the PPP Loan, including all representations and certifications contained therein, was true, correct and complete in all material respects and was otherwise completed in material compliance with all then-available guidance and applicable rules issued in respect of the Paycheck Protection Program as of the time of such application. The proceeds of the PPP Loan were used solely for the purposes permitted by, and eligible for forgiveness under, the CARES Act and the Company has complied in all

50 material respects with all requirements of the CARES Act and Payroll Protection Program in connection therewith. The Company completed and submitted a true, correct and complete forgiveness application for the PPP Loan, together with any and all required supporting documentation, to the PPP Lender, in each case, in material compliance with all then-available guidance and applicable rules issued in respect of the Paycheck Protection Program. Section 3.26. Bank Accounts. Schedule 3.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each Group Company maintains accounts of any nature, the account numbers of all such accounts and the names of all Persons authorized to draw thereon or make withdrawals therefrom. Section 3.27. Prior Transactions. Schedule 3.27 contains a true, complete and correct list of any merger, stock purchase or sale, asset acquisition or sale or similar transaction that has been consummated by any Group Company during the Lookback Period, including whether such Group Company has any continuing material obligations with respect thereto, including (a) obligations to pay any remaining portion of the applicable purchase price, whether represented by a promissory note or otherwise, and whether or not in the form of a deferred purchase price or contingent consideration, (b) indemnification obligations, or (c) restrictive covenants. Section 3.28. Accounts Receivable; Accounts Payable. All of the Accounts Receivable have arisen from bona fide transactions in the Ordinary Course of Business, and, to the Knowledge of the Company, none of the Accounts Receivable are subject to any material counterclaim or setoff. All accounts payable of each Group Company are legal, valid and binding obligations of such Group Company and were incurred in the Ordinary Course of Business. Section 3.29. Exclusivity of Representations and Warranties. Except for the representations and warranties made by the Seller Parties in this Article III and Article IV, none of the Group Companies, the Seller Parties, any of their respective Representatives or Affiliates or any other Person makes any other express or implied representation or warranty with respect to the Seller Parties, the Group Companies, or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Group Companies, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates or their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, none of the Group Companies, the Seller Parties, any of their respective Representatives or Affiliates or any other Person makes or has made any express or implied representation or warranty to Purchaser or any of its Affiliates or their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Group Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (b) except for the representations and warranties made by the Seller Parties in this Article III and Article IV, any oral or written information presented to Purchaser or any of its Affiliates or their respective Representatives in the course of their due diligence investigation of the Group Companies, the negotiation of this Agreement, the Transaction Documents or the course of the transactions contemplated hereby and thereby. None of the Seller Parties, any of their respective Representatives or Affiliates or any other Person will have or be subject to any liability or other

51 obligation to Purchaser or any of its Affiliates or their respective Representatives or any Person resulting from Purchaser’s use of, or the use by any of its Affiliates or their respective Representatives of any information, documents, projections, forecasts or other material made available to Purchaser or any of its Affiliates or their respective Representatives in any “data rooms,” teasers,” confidential information memorandum or management presentations in connection with the transactions contemplated by this Agreement and the Transaction Documents, unless any such information is expressly and specifically included in a representation or warranty contained in this Article III or Article IV (as qualified by reference to the Disclosure Schedules) and then only as expressly provided in this Agreement. Except for the representations and warranties made by the Seller Parties in this Article III and Article IV, each of the Group Companies, the Seller Parties and their respective representatives and Affiliates disclaim any and all representations and warranties, whether express or implied. Notwithstanding the foregoing, nothing in this Section 3.29 shall limit Purchaser’s remedies in the case of Fraud. ARTICLE IV REPRESENTATIONS AND WARRANTS REGARDING THE SELLER PARTIES The Seller Parties hereby represent and warrant to Purchaser as set forth in this Article IV. Section 4.1. Organization; Good Standing; Power. Each Seller Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation or organization. Section 4.2. Authorization; Execution and Enforceability; No Breach. (a) Each Seller Party has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all requisite corporate action on the part of such Seller Party and do not require any further authorization, consent or other proceeding of such Seller Party or any of its direct or indirect stockholders. At or prior to the Closing, each Seller Party will have duly executed and delivered each Transaction Document to which it is a party. Each of the Transaction Documents to which such Seller Party is or will be a party and the consummation of the transactions contemplated hereby and thereby is, or upon its execution and delivery will be (assuming that this Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered by Purchaser), a valid and binding agreement of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (b) applicable equitable principles (whether considered in a proceeding at law or in equity). (b) Except as set forth on Schedule 4.2(b), neither the execution and delivery of this Agreement or the other Transaction Documents to which each Seller Party is a party nor the fulfillment of and the performance by such Seller Party of its obligations hereunder and thereunder will, with or without the lapse of time, the giving of notice or both, (i) (A) contravene, (B) conflict with, violate, infringe or result in a breach of, (C) constitute a default or an event of

52 default under, (D) give any third party (including any Governmental Authority) the right to revoke, withdraw, suspend, cancel, terminate, modify or accelerate, or (E) require any consent, approval, clearance, order or authorization, release or waiver of, report, notice or other filing from, by or with any third-party (including any Governmental Authority) under, (I) any Governing Documents of such Seller Party, (II) any material Permit of any Group Company, or (III) any Material Contract or Company Lease, (ii) violate in any material respect any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which such Seller Party or any Group Company is a party or by which it is bound or to which its assets or properties are subject, (iii) except as contemplated herein or with respect to Permitted Liens, result in the creation or imposition of any Lien on any of the assets or properties of any Group Company or (iv) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity, any right or obligation of any Group Company, except, in the case of clauses (i), (iii) and (iv), for such violations or breaches which would not (1) prevent, hinder or materially delay any of the transactions completed by this Agreement or (2) materially impair the ability of such Seller Party to perform its obligations under this Agreement and the other Transaction Documents. Section 4.3. Title to Shares. Seller owns of record and beneficially all of the Shares, and the Shares represent all of the issued and outstanding capital stock of the Company. Seller has good and valid title to all of the Shares, free and clear of all Liens and restrictions on transfer (other than restrictions on transfer under applicable securities Laws) and, at the Closing, Seller will deliver to Purchaser good and valid title to all of the Shares, free and clear of all Liens and restrictions on transfer (other than restrictions on transfer under applicable securities Laws). Section 4.4. Brokers. Except as set forth on Schedule 4.4, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or other Contract to which either Seller Party is a party or to which either Seller Party is subject for which any Group Company or Purchaser could become obligated after the Closing. Section 4.5. Litigation. There are no Proceedings pending or, to the Knowledge of the Company, threatened against or affecting either Seller Party in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement and the other Transaction Documents. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to the Seller Parties as set forth in this Article V. Section 5.1. Organization. Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its property and assets and to carry on its business as presently conducted. Section 5.2. Authorization. Purchaser has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby

53 and thereby, all of which have been duly authorized by all requisite limited liability company action on the part of Purchaser and do not require any further authorization, consent or other proceeding of Purchaser or any of its direct or indirect equityholders. At or prior to the Closing, Purchaser will have duly executed and delivered each Transaction Document to which it is a party. Each of the Transaction Documents to which Purchaser is or will be a party and the consummation of the transactions contemplated hereby and thereby is, or upon its execution and delivery will be (assuming that this Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered by Seller and the Company), a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as the enforceability hereof or thereof may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (b) applicable equitable principles (whether considered in a proceeding at law or in equity). Section 5.3. Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party and each of the other transactions contemplated hereby and thereby will not (a) contravene any provision contained in Purchaser’s Governing Documents, (b) conflict with, violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default (with or without the lapse of time, the giving of notice or both) under (i) any Contract, Permit or other instrument or obligation or (ii) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case, to which Purchaser is a party or by which either is bound or to which any of its assets or properties are subject, (c) result in the acceleration of, or permit any Person to terminate, modify, cancel, accelerate or declare due and payable prior to its stated maturity any material obligation of such entity or (d) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Person or Governmental Authority, except, in the case of clauses (b), (c) and (d), for such violations or breaches which would not be material to Purchaser. Section 5.4. Consents. Except for the Required Governmental Approval and Notices, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby by Purchaser. Section 5.5. Litigation. There are no Proceedings pending or, to Purchaser’s knowledge, threatened against or affecting Purchaser in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated by this Agreement and the other Transaction Documents. Section 5.6. Brokers. No Person is or will be entitled to broker’s, finder’s, investment banker’s, financial adviser’s or similar fees from Purchaser in connection with this Agreement or any of the transactions contemplated hereby. Section 5.7. Financial Ability; Solvency. On the Closing Date, Purchaser will have sufficient funds available to consummate the transactions contemplated hereby, including, to pay the Cash Purchase Price. Assuming (a) the accuracy of the representations and warranties of the Seller Parties contained herein and (b) that any estimates, projections or forecasts prepared by or

54 on behalf of the Group Companies that have been provided to Purchaser have been prepared in good faith based on assumptions that were reasonable at the time of such preparation, immediately after giving effect to the transactions contemplated hereby and the incurrence of any indebtedness therewith, the aggregate value of the assets of the Group Companies shall exceed the aggregate liabilities of the Group Companies. Section 5.8. Investment Intent. Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Shares in a manner that would violate the registration requirements of the Securities Act. Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Section 5.9. No Additional Representations; Purchaser’s Investigation and Reliance. (a) Purchaser, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that except for the representations and warranties made by the Seller Parties in Article III and Article IV, none of the Group Companies, the Seller Parties, any of their respective Representatives or Affiliates or any other Person makes any other express or implied representation or warranty with respect to the Seller Parties, the Group Companies, or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Group Companies, notwithstanding the delivery or disclosure to Purchaser or any of its Affiliates or their respective Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the generality of the foregoing, Purchaser, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that none of the Group Companies, the Seller Parties, any of their respective Representatives or Affiliates or any other Person makes or has made any express or implied representation or warranty to Purchaser or any of its Affiliates or their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Group Companies or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects or (ii) except for the representations and warranties made by the Seller Parties in Article III and Article IV, any oral or written information presented to Purchaser or any of its Affiliates or their respective Representatives in the course of their due diligence investigation of the Group Companies, the negotiation of this Agreement, the Transaction Documents or the course of the transactions contemplated hereby and thereby. Purchaser, on behalf of itself and its Affiliates and their respective Representatives, further acknowledges and agrees that none of the Seller Parties, any of their respective Representatives or Affiliates or any other Person will have or be subject to any liability or other obligation to Purchaser or any of its Affiliates or their respective Representatives or any Person resulting from Purchaser’s use of, or the use by any of its Affiliates or their respective Representatives of any information, documents, projections, forecasts or other material made available to Purchaser or

55 any of its Affiliates or their respective Representatives in any “data rooms,” teaser, confidential information memorandum or management presentations in connection with the transactions contemplated by this Agreement and the Transaction Documents, unless any such information is expressly and specifically included in a representation or warranty contained in Article III or Article IV (as qualified by reference to the Disclosure Schedules) and then only as expressly provided in this Agreement. Purchaser, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that, except for the representations and warranties made by the Seller Parties in Article III and Article IV, each of the Group Companies, the Seller Parties, and their respective Representatives and Affiliates disclaim any and all other representations and warranties, whether express or implied, and Purchaser, on behalf of itself and its Affiliates and their respective Representatives, hereby expressly disclaims reliance on any such other representations or warranties. (b) Purchaser is a sophisticated purchaser and, together with its Affiliates, has made its own independent investigation, review and analysis regarding the Group Companies and the transactions contemplated hereby, which investigation, review and analysis were conducted by Purchaser together with expert advisors and Representatives, including legal counsel, that it has engaged for such purpose. Purchaser, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that, in making its determination to proceed with the transactions contemplated by this Agreement and the Transaction Documents, as relied solely on the results of its own independent investigation and the representations and warranties of the Seller Parties expressly set forth in Article III and Article IV. None of the Seller Parties, the Group Companies or any of their respective Affiliates or Representatives has made any representation or warranty, express or implied, as to the accuracy or completeness of any information concerning the Group Companies made available in connection with the Buyer’s and its Affiliates’ and their respective Representatives’ investigation of the Group Companies, except as expressly set forth in the representations and warranties of the Seller Parties in Article III and Article IV of this Agreement. (c) Purchaser, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that the representations and warranties in Article III and Article IV are the result of arms’ length negotiations between sophisticated parties. Purchaser, on behalf of itself and its Affiliates and their respective Representatives, acknowledges and agrees that it is acquiring the Shares on an “as is” and “where is” basis except as set forth in the representations and warranties of the Seller Parties in Article III and Article IV. (d) Notwithstanding the foregoing, nothing in this Section 5.9 shall limit Purchaser’s remedies in the case of Fraud. ARTICLE VI COVENANTS AND AGREEMENTS Section 6.1. Documents and Information; Audit Cooperation. (a) After the Closing, Purchaser shall, and shall cause the Company to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the pre-Closing periods of the business of the Company that are in the possession of

56 the Company on the Closing Date and to make the same reasonably available for inspection and copying by Seller Parent and its Representatives (at Seller Parent’s sole cost and expense) during normal business hours of Purchaser, upon reasonable request and upon reasonable advanced notice, solely for the purpose of complying with reporting, disclosure, filing or other requirements imposed by a Governmental Authority, or to facilitate the resolution of any claims made by a Seller Party against a third party or incurred by a Seller Party from a third party, in each case, as they relate to the Group Companies; provided, however, that Purchaser may restrict the foregoing access to the extent that (i) applicable Laws require Purchaser or any Group Company to restrict or prohibit access to such information, (ii) the information or access is subject to confidentiality obligations owed to a third party; provided, that Purchaser and the Group Companies shall use commercially reasonable efforts to obtain waivers of any such restrictions, (iii) such disclosure would result in disclosure of any trade secrets of any Group Company, (iv) disclosure of any such information or document would result in the loss or waiver of the attorney-client privilege or (v) it relates to any claim or dispute between the Parties; provided, further, that, in the case of foregoing clause (i), Purchaser and the Group Companies shall use commercially reasonable efforts to provide such access or disclosure in a manner that does not violate Law and, in the case of foregoing clauses (iii) and (iv), Purchaser and the Group Companies shall use commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such trade secret status or privilege. In all cases, Seller Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of Purchaser and the Group Companies. (b) From and after the Closing, Purchaser shall, and shall cause the Group Companies to, (i) provide the Seller Parties, their respective Affiliates, and their respective independent auditors and accounting and finance employees and consultants with reasonable access to the personnel, properties, books, records and financial information of the Group Companies, and to any other information reasonably requested by any of the foregoing Persons, solely for purposes of preparing, reviewing and auditing the financial statements of Seller Parent and its Affiliates, and (ii) shall reasonably cooperate, and cause their respective personnel to reasonably cooperate, with the Seller Parties, their respective Affiliates, and their independent auditors and accounting and finance employees and consultants in connection therewith; provided, that, in the case of foregoing clauses (i) and (ii), such activities do not to interfere unreasonably with the business or operations of Purchaser and the Group Companies; provided, further, that Purchaser may restrict the foregoing access to the extent that (A) applicable Laws require Purchaser or any Group Company to restrict or prohibit access to such information, (B) the information or access is subject to confidentiality obligations owed to a third party; provided, that Purchaser and the Group Companies shall use commercially reasonable efforts to obtain waivers of any such restrictions, (C) such disclosure would result in disclosure of any trade secrets of any Group Company or (D) disclosure of any such information or document would result in the loss or waiver of the attorney-client privilege; provided, further, that, in the case of foregoing clause (A), Purchaser and the Group Companies shall use commercially reasonable efforts to provide such access or disclosure in a manner that does not violate Law and, in the case of foregoing clauses (C) and (D), Purchaser and the Group Companies shall use commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result in a loss of such trade secret status or privilege.

57 Section 6.2. Further Assurances. Each Party shall, and shall cause its Affiliates to, from time to time after the Closing, at the reasonable request of another Party, without any additional consideration, execute and deliver, or cause to be executed and delivered, such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or appropriate to give effect to the transactions contemplated by this Agreement. Section 6.3. Restrictive Covenants. In consideration of the payment of the Purchase Price and the sale of the Shares, and in order to induce the Parties to enter into this Agreement and to consummate the transactions contemplated hereby, each Party hereby covenants and agrees as follows: (a) During the Restricted Period, each Seller Party shall not, and shall cause its controlled Affiliates not to, directly or indirectly, engage in, or have any interest in any other Person, whether as a debt or equity holder, employee, officer, director, member, manager, partner, agent, security holder, consultant or otherwise, that, directly or indirectly, actively engages in the Business anywhere in the United States, the Netherlands, and any other country where any Group Company is actively engaging in the Business during the Restricted Period; provided, however, that, for the purposes of this Section 6.3(a), ownership of securities having no more than five percent (5%) of the outstanding voting power of any issuer which are listed on any national securities exchange shall not be deemed to be in violation of this Section 6.3(a) as long as the Person owning such securities has no other connection or relationship with such issuer. (b) During the Restricted Period, each Seller Party agrees that it shall not, and shall cause its controlled Affiliates not to, directly or indirectly, solicit, induce or attempt to induce any person who is then an officer or employee of any Group Company and who was an officer or employee of any Group Company as of the Closing Date, to leave the employ of any Group Company, or violate the terms of any of his or her Contracts, or any employment arrangement, with any Group Company; provided, however, that the foregoing will not prohibit the Seller Parties and their Affiliates from making generalized searches for employees by the use of advertisements in the media (including trade media) that are not targeted or focused on the officers or employees of any Group Company. (c) During the Restricted Period, each Seller Party agrees that it shall not, and shall cause its controlled Affiliates not to, (i) intentionally induce or attempt to induce any customer, material supplier, material vendor, client, partner, material licensor or material licensee of any Group Company (collectively, “Business Relationships”) to cease doing business or reduce or otherwise limit its business with any Group Company, or (ii) knowingly interfere with the relationship between any such Business Relationship and any Group Company for the purpose of causing such Business Relationship to cease doing business or reduce or otherwise limit its business with any Group Company. (d) Each Party agrees that it shall not, and shall cause its Affiliates not to, make, directly or indirectly through any other Person, any negative, derogatory or disparaging statements or communications, whether written or oral, about any other Party or any of their respective Affiliates, businesses, services, activities, business relationships, shareholders, members, partners, directors, officers, managers or employees. The foregoing shall not be violated by truthful

58 statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). (e) Each Seller Party acknowledges and agrees that the covenants provided for in this Section 6.3 are reasonable and necessary for the protection of Purchaser’s legitimate interests, that the provisions set forth herein are not unduly harsh nor oppressive in curtailing such Seller Party’s legitimate efforts to earn a livelihood, that the restrictions herein are reasonable from a standpoint of public policy, that the promises and covenants contained herein are supported by adequate consideration, and that the restrictions herein in terms of scope, duration, area, line of business and all other matters are reasonably limited to protect Purchaser’s legitimate business interests, which include, among other, protecting (i) valuable confidential business information; (ii) substantial relationships with customers, employees, distributors, suppliers and vendors throughout the United States; and (iii) goodwill with customers, employees, distributors, suppliers and vendors associated with their respective businesses. To the extent that any of the provisions contained in this Section 6.3 may later be adjudicated by a court of competent jurisdiction to be too broad to be enforced with respect to such provision’s scope, duration, area, line of business or any other matter, such provision shall be deemed amended by limiting and reducing such provision’s scope, duration, area, line of business or other matter, as the case may be, so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction and this Section 6.3 as drafted, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which such adjudication is made. Each Seller Party acknowledges and agrees that any violation of the provisions set forth in this Section 6.3 may result in substantial and imminent threat of or actual irreparable injury to Purchaser, and that Purchaser may not have an adequate remedy at law with respect to any such violation. Accordingly, each Seller Party agrees that, in the event of any actual or threatened violation of this Section 6.3, Purchaser shall have the right to seek, in addition to any other remedies that may be available, equitable relief (without the posting of bond or other security), including temporary, preliminary, and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof, and such right to seek equitable relief shall be cumulative and in addition to whatever other rights or remedies Purchaser and/or any Group Company may possess hereunder, at law or in equity. Section 6.4. Confidentiality. From and after the Closing, each Seller Party shall, and shall cause each of its controlled Affiliates and Representatives to, hold in confidence any and all confidential information concerning any Group Company, except to the extent that such information (a) is generally available to and known by the public through no breach of this Section 6.4 by a Seller Party or any of their respective Affiliates or Representatives, or (b) is lawfully acquired by a Seller Party or any of their respective Affiliates or Representatives from and after the Closing from sources, other than Purchaser or any Group Company, which are not known by such Person to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller Party or any of its Affiliates or Representatives is compelled to disclose any information by judicial or administrative process or by other requirements of Law, then Seller Parent shall promptly notify Purchaser in writing and shall reasonably cooperate with Purchaser to in any action taken by Purchaser to challenge or limit the disclosure of such information, and shall disclose only that portion of such information which such Person is advised by their counsel is legally required to be disclosed; provided, however, that such Person shall, if reasonably

59 requested by Purchaser, use their commercially reasonable efforts to obtain, at Purchaser’s sole cost and expense, any appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Section 6.5. Release and Waiver. As a material inducement to Purchaser to enter into this Agreement, effective as of the Closing, each Seller Party, on behalf of itself and its assigns, successors, equityholders, directors, Representatives, and Affiliates (the “Seller Releasing Parties”), hereby fully, finally and irrevocably releases, acquits and forever discharges, Purchaser, each Group Company and their respective assigns, equityholders, directors, Representatives, and Affiliates (collectively, the “Purchaser Released Parties”) from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs and expenses and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise, which such Seller Releasing Parties, or any of them, had, has, or may have had at any time in the past until, and including, the Closing Date against the Purchaser Released Parties, or any of them, which relate to or arise, directly or indirectly, out of the conduct of operations of the business of any Group Company or Seller’s rights or status as a former equity owner of the Company and, other than, in each case, those (a) arising out of or related to this Agreement or the other Transaction Documents or the other transactions contemplated hereby and thereby, (b) alleging Fraud, (c) arising out of or related to out of actions or omissions occurring after the Closing, (d) arising out of a Seller Releasing Party’s service as an employee, officer, director, manager, or in similar capacity with respect to any Group Company, including with respect to any indemnification or exculpation provisions set forth in the Governing Documents of each Group Company or (e) arising out of or related to that certain Stock Purchase Agreement, dated as of September 18, 2020, by and among Seller, SciSafe Holdings, Inc. and the stockholders of SciSafe Holdings, Inc. party thereto (the “Prior Purchase Agreement”), or the transactions contemplated thereby. Section 6.6. Tax Matters. (a) Preparation and Filing of Tax Returns. (i) Seller will prepare and file (or cause to be prepared and filed), at Seller’s expense, all Tax Returns of each Group Company required to be filed by each Group Company after the Closing Date with respect to a taxable period ending on or prior to the Closing Date (“Pre-Closing Tax Returns”), and any Tax Returns for which any Group Company is included in the U.S. federal, state, local or non-U.S. consolidated, combined or unitary group that includes Seller (“Seller Tax Returns”). Any such Pre-Closing Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Seller to Purchaser (together with schedules, statements and, to the extent requested by Purchaser, supporting documentation) at least thirty (30) days prior to the due date (including extensions) of such Pre-Closing Tax Return . Seller shall consider in good faith any comments timely received from Purchaser with respect to any Pre- Closing Tax Return. At least three (3) days prior to the due date for any such Pre-Closing Tax Return, Seller will pay the Taxes as reflected on such Pre-Closing Tax Return to Purchaser or the applicable Group Company. For avoidance of doubt and notwithstanding anything to the contrary herein, Purchaser shall not be entitled to receive a copy of, review or comment on, or consent to any amendment of, any Seller Tax Returns.

60 (ii) Purchaser will prepare and file, or cause to be prepared and filed, all Tax Returns of the Group Companies that are not Pre-Closing Tax Returns. If any such Tax Return shows a liability for Taxes for which any Purchaser Indemnitee intends to seek indemnification from Seller pursuant to the terms of this Agreement, Purchaser shall deliver a copy of such Tax Return to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least thirty (30) days prior to the due date of such Tax Return (or, in the case of a Tax Return filed more frequently than annually, as far in advance of the filing date as is reasonably practicable under the circumstances). If Seller objects to any item on any such Tax Return, it shall, within ten (10) days after delivery of such Tax Return, notify Purchaser in writing that it so objects. If a notice of objection shall be duly delivered, Purchaser and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Purchaser and Seller are unable to reach such agreement within ten (10) days after receipt by Seller of such notice, the disputed items shall be resolved by the Accounting Firm and any determination by the Accounting Firm shall be final. The Accounting Firm shall resolve any disputed items within twenty (20) days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, such Tax Return shall be filed as prepared by Purchaser and then amended to reflect the Accounting Firm’s resolution. The costs, fees and expenses of the Accounting Firm shall be borne equally by Purchaser and Seller. At least three (3) days prior to the due date for any such Tax Return, Seller will pay its portion of the Taxes due with respect to such Tax Return to Purchaser or the applicable Group Company. (b) Cooperation. Purchaser and Seller will cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing and preparation of Tax Returns pursuant hereto and any Proceeding related thereto. Such cooperation will include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, that, nothing herein shall require the disclosure of any information or document which could result in the loss or waiver of the attorney client or other applicable privilege reserved to any Party under this Agreement. Purchaser and Seller will retain all books and records with respect to Tax matters pertinent to each Group Company relating to any Tax period beginning before the Closing Date until the earlier to occur of six (6) years following the Closing Date and thirty (30) days after the expiration of the statute or period of limitations of the respective Tax periods. (c) Tax Contests. (i) If Purchaser or any Group Company receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim or the outcome of which could reasonably be expected to result in an indemnification obligation for Seller under this Agreement (a “Tax Claim”), Purchaser will notify promptly (and, in any event, within thirty (30) days of the receipt of notice of any such Tax Claim) Seller in writing of such Tax Claim; provided that failure to provide notice within such time period shall not affect Purchaser’s right to indemnification hereunder except to the extent Seller was actually prejudiced as a result thereof.

61 (ii) With respect to any Tax Claim that relates solely to a taxable period ending on or prior to the Closing Date (a “Seller Tax Claim”), Seller shall have the right, at Seller’s expense, to control the conduct of such Seller Tax Claim; provided, that (A) Seller shall diligently prosecute such Seller Tax Claim in good faith, (B) Seller shall keep Purchaser reasonably informed of the status of developments with respect to such Seller Tax Claim, (C) Seller shall not settle, discharge, or otherwise dispose of any such Seller Tax Claim without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), and (D) Purchaser shall have the right to fully participate in any such Seller Tax Claim. Purchaser shall control all other Tax Claims; provided, that with respect to any Tax Claim other than a Seller Tax Claim for which any Purchaser Indemnitee could seek indemnification from Seller pursuant to the terms of this Agreement, (w) Purchaser shall diligently prosecute such Tax Claim in good faith, (x) Purchaser shall keep Seller reasonably informed of the status of developments with respect to such Tax Claim, (y) Purchaser shall not settle, discharge, or otherwise dispose of any such Tax Claim without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed or conditioned), and (z) Seller shall have the right to fully participate in such Tax Claim (at Seller’s cost). To the extent of any inconsistency between this Section 6.6(c)(ii) and Section 7.2(b)(v), this Section 6.6(c)(ii) shall control. (d) Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon any Group Company shall be terminated as of the Closing Date as to all past, present and future taxable periods. After such date, the Company, Seller or any Affiliates of Seller shall not have any further rights or Liabilities thereunder. (e) Straddle Period. For purposes of this Agreement, in the case in which a Tax is assessed with respect to a Straddle Period, any Tax based directly or indirectly on gross or net income or receipts or imposed in respect of specific transactions shall be allocated by assuming that the taxable period ended on the Closing Date, and any other Tax shall be allocated based on the number of days in the taxable period ending on the Closing Date divided by the total number of days in the taxable period. (f) Transaction Tax Deductions. To the extent permitted under applicable Law at a “more likely than not” or greater level of comfort, including for purposes of preparing U.S. federal and applicable state and local income Tax Returns described in this Error! Reference source not found., the Parties shall treat any Transaction Tax Deductions as deductible in a Pre- Closing Tax Period (including the portion of any Straddle Period ending on the Closing Date) and shall not apply the “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such Transaction Tax Deductions. (g) Post-Closing Actions. Without the prior written consent of Seller (not to be unreasonably withheld, delayed or conditioned), Purchaser shall not, and shall not permit or cause any Group Company to (i) amend (or cause to be amended) or otherwise modify (or cause to be otherwise modified) any Tax Returns of any Group Company with respect to any Pre-Closing Tax Period; (ii) file any Tax Return of any Group Company for any taxable period ending on or prior to the Closing Date in a jurisdiction in which such Group Company did not previously file a Tax Return other than any jurisdiction in which the Group Company first began doing business in its taxable period ending on the Closing Date; (iii) make or change any Tax election with respect to

62 any Group Company that has retroactive effect to any Pre-Closing Tax Period; (iv) agree to the waiver or any extension of the statute of limitations relating to any Taxes of any Group Company for any Pre-Closing Tax Period; or (v) enter into or file any voluntary Tax disclosure, amnesty or similar filing or agreement with respect to any Taxes attributable to any Pre-Closing Tax Period. (h) Tax Refunds. Purchaser shall, or shall cause the Group Companies to, pay to Seller the amount of any cash Tax refunds or credits of Taxes actually received by any Group Company that arise with respect to any Pre-Closing Tax Period and the amount of any benefit of any overpayment actually received with respect to any Pre-Closing Tax Period that is applied in a taxable period (or portion thereof) beginning on or after the Closing Date, in each case, net of any costs or Taxes incurred in connection therewith. Such payments shall be made within fifteen (15) days of receipt of any such refund or credit or application of any such overpayment by Purchaser or the applicable Group Company. If any Tax refund or credit resulting in a payment to Seller under this Section 6.6(h) is subsequently disallowed by any taxing authority, Seller shall repay to Purchaser (or the Group Companies) the amount of any such disallowed refund or credit plus any interest owed thereon. Section 6.7. Directors’ and Officers’ Indemnification. (a) Purchaser agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Group Companies (collectively, the “Indemnitees”), as provided in each Group Company’s Governing Documents, or in any Contract between a Group Company, on the one hand, and any Indemnitee, on the other hand, shall survive the Closing and shall continue in full force and effect for a period of not less than six (6) years and that each Group Company will perform and discharge the obligations to provide such indemnity and exculpation after the Closing; provided, however, that all rights to indemnification and exculpation in respect of any Proceeding arising out of or relating to matters existing or occurring at or prior to the Closing Date and asserted or made within such six-year period shall continue until the final disposition of such Proceeding. From and after the Closing, Purchaser shall not, and shall cause each of its Subsidiaries and Affiliates (including the Group Companies) not to, amend, repeal or otherwise modify the indemnification or exculpation provisions of any Group Company’s Governing Documents, or any Contract between a Group Company, on the one hand, and any Indemnitee, on the other hand, in each case as in effect at the Closing, in any manner that would adversely affect the rights to indemnification or exculpation thereunder of any Indemnitee. (b) Purchaser covenants, for itself and its Affiliates, successors and assigns, that it and they shall not institute any Proceeding in any court or before any administrative agency or before any other tribunal against any of the current directors of any Group Company, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case solely to the extent resulting from their approval of this Agreement or the transactions contemplated hereby. (c) In the event Purchaser, a Group Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or

63 substantially all of its properties and assets to any Person, then and in either such case, Purchaser shall use commercially reasonable efforts to ensure that the successors and assigns of Purchaser or the Group Company, as the case may be, shall assume the obligations set forth in this Section 6.7. (d) The provisions of this Section 6.7 shall survive the consummation of the Closing and continue for the periods specified herein. This Section 6.7 is intended to benefit the Indemnitees and any other Person or entity (and their respective heirs, successors and assigns) referenced in this Section 6.7 or indemnified hereunder, each of whom may enforce the provisions of this Section 6.7 (whether or not parties to this Agreement). Each of the Persons referenced in the immediately preceding sentence are intended to be third party beneficiaries of this Section 6.7. Section 6.8. Insurance. (a) For a period of six (6) years after the Closing, Seller shall maintain the insurance policies identified on Schedule 6.8(a) (the “Continuing Policies”) for the coverage periods, and with the amount and scope of coverage, set forth on Schedule 6.8(a). Seller agrees that with respect to acts, omissions, events or circumstances relating to any Group Company that occurred or existed prior to the Closing and that are covered by the Continuing Policies (each a “Covered Claim”), such Group Company may, from and after the Closing, make Covered Claims under such Continuing Policies, subject to the terms and conditions of the Continuing Policies and this Agreement, including any applicable deductibles, limits and other terms and conditions of such Continuing Policies; provided, that Purchaser or such Group Company (i) shall notify Seller in writing of all such Covered Claims and (ii) shall exclusively bear the amount of any out-of- pocket expenses (including defense fees and costs), deductibles, self-insured retentions, retained amounts, retentions or exclusions and retrospectively rated premiums that arise from, and are calculated based on, such Covered Claim (collectively, “Retentions and Premiums”) and shall be exclusively liable for all uninsured or uncollectible amounts of such claims. Upon the reasonable request of Purchaser, and upon receipt from Purchaser of a written undertaking (in form and substance reasonably acceptable to Seller Parent) to reimburse the Seller Parties and their respective Affiliates for any out-of-pocket costs and expenses incurred by them in connection with the applicable Covered Claim, the Seller Parties shall provide, and shall cause their controlled Affiliates to provide, reasonable cooperation to Purchaser with respect to filing and administering each Covered Claim to the extent reasonably required. The applicable Seller Party or Affiliate shall provide Purchaser or the applicable Group Company with the net proceeds realized and received by Seller with respect to any such Covered Claim, after deducting any unreimbursed costs and expenses, and any out-of-pocket amounts previously paid or incurred by the Seller Parties and their Affiliates, in connection with such Covered Claim. (b) After the Closing, if a Seller Party or any of their respective Affiliates receives any proceeds (each, a “Post-Closing Insurance Recovery”) under any Tail Policy or Continuing Policy for any pending claim made by or in respect of any Group Company prior to the Closing (each, a “Pending Claim”), Seller shall remit the amount of such Post-Closing Insurance Recovery applicable to such Group Company to Purchaser (less any out-of-pocket costs and expenses) incurred by the Seller Parties and their Affiliates in connection with the recovery thereof. Upon the reasonable request of Purchaser, and upon receipt from Purchaser of a written undertaking (in form and substance reasonably acceptable to Seller Parent) to reimburse the Seller Parties and their respective Affiliates for any out-of-pocket costs and expenses incurred by them

64 in connection therewith, the Seller Parties shall provide, and shall cause their controlled Affiliates to provide, reasonable cooperation to Purchaser with respect to pursuing and collecting Post- Closing Insurance Recoveries with respect to Pending Claims, and the Seller Parties and their Affiliates shall not settle any Pending Claim without the prior written consent of Purchaser (which consent will not be unreasonably withheld, conditioned or delayed). Section 6.9. Employee Benefits. (a) Purchaser shall, and shall cause its Affiliates (including, after the Closing, the Group Companies) to use their respective commercially reasonable efforts to (i) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any employee health or other welfare benefit plan maintained by Purchaser, the Group Companies or any of their respective Affiliates in which each employee of a Group Company immediately prior to the Closing (each, a “Continuing Employee”) (and their eligible dependents) will be eligible to participate from and after the Closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Employee Benefit Plan immediately prior to the Closing and (ii) provide full credit for any co-payments, deductibles and similar expenses made or incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing. (b) No provision of this Agreement or any Transaction Document shall create any right in any employee to continued employment by any of the Group Companies, Purchaser or any of its Affiliates, or prevent any Group Company, Purchaser or any of its Affiliates from terminating the employment of any employee for any reason. This Section 6.9 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.9, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.9 or is intended to be, shall constitute or be construed as an amendment to or modification of any Employee Benefit Plan. No employee of any Group Company (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement pursuant to this Section 6.9, and this Section 6.9 shall not create such rights in any such Person. Section 6.10. Use of Names. Each Seller Party agrees that, as of the Closing Date, such Seller Party will, and will cause all of its Affiliates to, cease to use “SciSafe” or any derivatives or combinations thereof (collectively, the “Transferred Names”), except to the extent necessary for any Seller Party to provide services under the Transition Services Agreement. Within ten (10) Business Days following the Closing Date, Seller Parent shall cause Seller and SciSafe Holdings, Inc., a Delaware corporation, to (a) take all necessary action to necessary to dissolve and liquidate in accordance with applicable Law (including filing all required certificates or instruments with the Secretary of State of the State of Delaware or any other applicable Governmental Authority) or (b) change its corporate name, registered name, registered fictitious name or any similar name (including through dissolution) so that such names do not include any Transferred Name, and amend, eliminate from and terminate any organizational documents, certificates of assumed names

65 or “doing business as” filings and any other similar documents, certificates and filings of such entity so as to remove from such documents, certificates and filings and to terminate its right to use any of the Transferred Names. ARTICLE VII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION Section 7.1. Survival of Representations and Warranties. The representations and warranties of the Seller Parties and Purchaser contained in Article III, Article IV and Article V, as applicable, or in any certificate delivered pursuant to this Agreement, other than the Fundamental Representations, shall survive the Closing for a period of twelve (12) months after the Closing Date (the “General Survival Date”) and thereafter no claim shall be made by any Party or any of its Affiliates or Representatives in respect thereof. The representations and warranties in Section 3.10 (Taxes) shall survive the Closing until the date that is sixty (60) days after the expiration of the applicable statue of limitations. The Fundamental Representations shall survive the Closing until the later of (i) ten (10) years or (ii) the date that is sixty (60) days after the expiration of the applicable statute of limitations (the “Fundamental Survival Date”) and thereafter no claim shall be made by any Party or any of its Affiliates or Representatives in respect thereof. All covenants and agreements of the Parties contained in this Agreement that are to be performed or complied with in whole or in part after the Closing Date shall survive in accordance with their respective terms until the date on which such covenant is to be fully performed or complied with. Notwithstanding the foregoing, any written notice of indemnification delivered by an Indemnified Party in good faith with reasonable specificity in accordance with this Article VII prior to the General Survival Date or the Fundamental Survival Date, as applicable, shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved pursuant to this Article VII. Claims relating to Fraud shall survive until the expiration of the applicable statute of limitations. Section 7.2. General Indemnification. (a) Subject to the other provisions of this Article VII, after the Closing, the Seller Parties shall, on a joint and several basis, indemnify, defend and hold Purchaser and its officers, directors, employees, Affiliates and Representatives (each a “Purchaser Indemnitee” and together the “Purchaser Indemnitees”) harmless from any Losses as a result of, in connection with, or arising out of: (i) any inaccuracy in or breach of any of the representations or warranties of the Seller Parties contained in Article III or Article IV or in any certificate or instrument delivered hereunder; (ii) any nonfulfillment or breach of any covenant, agreement or other provision by either Seller Party under this Agreement or any other Transaction Document, or any certificate or other document delivered in connection herewith;

66 (iii) any Closing Date Seller Expenses or Closing Date Indebtedness to the extent not taken into account in determining the Cash Purchase Price (as finally determined pursuant to Section 2.4); (iv) any Indemnified Taxes; (v) the PPP Loan, including (A) any portion of the PPP Loan that was previously determined to be forgiven by the U.S. Small Business Administration and is later determined to be unforgiven or which the Company is determined liable or obligated to repay and (B) the costs and expenses related to any audit, contest, claim or other Proceeding relating to or arising out of the PPP Loan; (vi) the Prior Purchase Agreement or any of the transactions contemplated thereby; (vii) any Fraud on the part of either Seller Party; and (viii) any substantive and/or technical violations contained within the retained Form I-9s (Employment Eligibility Verification) for any employee hired by the Company on or prior to the Closing Date. (b) Subject to the other provisions of this Article VII, after the Closing, (x) Purchaser and (y) solely with respect clause (vi) of this Section 7.2(b), the Group Companies shall indemnify, defend and hold the Seller Parties and each of their respective officers, directors, employees, Affiliates and Representatives (each a “Seller Indemnitee” and together the “Seller Indemnitees”) harmless from any Loss as a result of, in connection with, or arising out of: (i) any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in Article V or in any certificate or instrument delivered hereunder; (ii) any nonfulfillment or breach of any covenant, agreement or other provision by Purchaser or, after the Closing, any Group Company, under this Agreement or any other Transaction Document, or any certificate or other document delivered in connection herewith; (iii) any Fraud on the part of Purchaser; (iv) any claim or cause of action by any Person arising after the Closing against any Seller Indemnitee with respect to the operations of any Group Company, except for claims or causes of action with respect to which the Seller Parties are obligated to indemnify the Purchaser Indemnitees pursuant to Section 7.2(a); (v) any failure by Purchaser to reimburse any costs or expenses incurred by the Seller Parties and their respective Affiliates pursuant to Section 6.8, to the extent such reimbursement is required by Section 6.8; and

67 (vi) any obligation owed by Seller Parent under the Treble Cove Lease Assignment Agreement as a result of any breach by the Company of the Treble Cove Lease after the Closing. Section 7.3. Third Party Claims. (a) If a Proceeding by a third party (a “Third Party Claim”) is made against any Person entitled to indemnification pursuant to Section 7.2 (an “Indemnified Party”), and if such Indemnified Party intends to seek indemnity with respect thereto under this Article VII, such Indemnified Party shall promptly, but in no event more than thirty (30) days after receiving notice of a Third Party Claim, provide written notice to the Indemnifying Party of such claims; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. Such notice shall identify specifically the basis under which indemnification is sought pursuant to Section 7.2 and enclose true and correct copies of any written document furnished to the Indemnified Party by the Person that instituted the Third Party Claim. The Indemnifying Party shall have thirty (30) days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith (it being understood and agreed, for the avoidance of doubt, that any reasonable fees and expenses of counsel incurred by the Indemnified Party prior to the date that the Indemnifying Party assumes the defense of such claim shall be subject to indemnification under this Article VII); provided, that the Indemnifying Party irrevocably acknowledges in writing that the applicable Indemnified Party shall have full indemnification rights hereunder with respect to any Losses resulting from such Third Party Claim (but subject to the limitations on indemnification contained in this Article VII), without any reservation of rights hereunder or otherwise; provided, further, that the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party; provided, further, that, the fees and expenses of the Indemnified Party’s counsel shall be borne by such Indemnified Party. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, if the Indemnified Party has waived any right to indemnity therefor by the Indemnifying Party for such claim. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not be required to waive any right to indemnity therefor pursuant to this Agreement; provided, however, that the Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). In the event that the Indemnifying Party elects to undertake the defense of a claim of indemnity hereunder, the Indemnifying Party shall not, except with the consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed), enter into any settlement with respect to such claim unless (i) such settlement includes, as an unconditional term thereof, the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment, (ii) such settlement does not provide for any relief other than the payment of monetary damages (including no injunctive or other equitable relief), (iii) such settlement does not contain any admission of

68 wrongdoing or liability on behalf of the Indemnified Parties and (iv) subject in all cases to the limitations on indemnification contained in this Article VII, the Losses incurred in connection with such settlement and the underlying Third Party Claim shall be the responsibility of, and paid by, the Indemnifying Party. (b) Notwithstanding anything to the contrary herein, the Indemnifying Party shall not be entitled to assume or continue control of the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal Proceeding, (ii) the Third Party Claim primarily seeks an injunction or equitable relief against any Indemnified Party, (iii) based on the written advice of the Indemnified Party’s counsel, a conflict of interest exists between the Indemnifying Party and the Indemnified Party, (iv) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously (given the nature of such claim) and in good faith prosecute or defend such claim, (v) the Losses related to or arising out of such claim could be (as determined in good faith at the outset of such claim by mutual consultation and negotiation between the Indemnifying Party and the Indemnified Party) in an amount that exceeds the amount of the Indemnified Party’s Losses that are indemnifiable by the Indemnifying Party as of such date (after taking into account the limitations on indemnification set forth in this Article VII), (vi) the Third Party Claim involves a claim of violation of Law by a Governmental Authority, or (vii) undertaking such defense is not permitted by, or conflicts with, the R&W Insurance Policy or other insurance policy providing coverage for such Third Party Claim (each of the foregoing Third Party Claims, a “Indemnified Party Controlled Claim”). With respect to any Indemnified Party Controlled Claim (other than those described in clause (iii) above), the Indemnifying Party shall be entitled to participate in the defense of Indemnified Party Controlled Claim, with counsel of its choosing, at its own expense, and shall be consulted prior to all material filings, correspondence, hearings, meetings or appearances in connection therewith. The Indemnified Party shall not be permitted to settle any Indemnified Party Controlled Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. (c) The Indemnifying Party and the Indemnified Party shall cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith; provided, however, that the parties may restrict the foregoing access to address concerns with respect to the attorney-client privilege, attorney work-product privilege or similar privilege. Section 7.4. Direct Claims. In the event that an Indemnified Party determines that it has a claim for Losses against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party specifying (to the extent known and quantifiable) the amount of such claim, the nature and basis of the alleged breach giving rise to such claim and all relevant facts and circumstances relating thereto; provided, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby. The Indemnifying Party shall notify the Indemnified Party within thirty (30) days following its receipt of such notice if the Indemnifying Party disputes liability to the Indemnified Party under this Article VII with respect to such claim, which shall include in reasonable detail the principal basis for the dispute. If the Indemnifying Party does not so notify

69 the Indemnified Party, the claim specified by the Indemnified Party in such notice shall be conclusively deemed to be a liability of the Indemnifying Party under this Article VII (subject to the limitations on indemnification contained herein). In the case of any undisputed notice in which the amount of the claim (or any portion of the claim) has been finally determined, the Indemnifying Party will pay such amount or cause such amount to be paid, subject to the terms, conditions and limitations on indemnification set forth in this Article VII. In the case of any undisputed notice in which the amount of the claim (or any portion of the claim) is estimated, the Indemnifying Party will pay such amount or cause such amount to be paid on such later date when the amount of such claim (or such portion of such claim) becomes finally determined, subject to the terms, conditions and limitations on indemnification set forth in this Article VII. If the Indemnifying Party has timely disputed liability with respect to such claim as provided above, the Indemnifying Party and the Indemnified Party shall negotiate in good faith to resolve such dispute and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in resolving such matters. If the Parties are unable to agree to a resolution within thirty (30) days of such dispute, then either Party may seek any remedy it may have under this Agreement. Promptly following the final determination of the amount of the Losses which the Indemnified Party has suffered (whether determined in accordance with this Section 7.4 or by a court of competent jurisdiction pursuant to Section 8.14), the Indemnifying Party will pay such amount or cause such amount to be paid, subject to the terms, conditions and limitations set forth in this Article VII. Section 7.5. Limitations on Indemnification Obligations. (a) The Seller Parties shall not be required to indemnify the Purchaser Indemnitees under Section 7.2(a)(i) until the aggregate amount of all Losses for which such indemnity would otherwise be payable by the Seller Parties exceeds an amount equal to $182,500 (the “Deductible Amount”), in which event the Seller Parties shall only be liable for the Losses in excess of the Deductible Amount; provided, that the foregoing limitation shall not apply with respect to any Losses that arise out of or result from (i) any inaccuracy in or breach of any Fundamental Representations or (ii) Fraud on the part of either Seller Party. (b) The Purchaser Indemnitees’ right to indemnification for Losses arising under Section 7.2(a)(i) (other than with respect to Losses resulting from breaches of the Fundamental Representations) will be exclusively satisfied (i) first, from the funds then held in the Indemnity Escrow Account until such funds are depleted or released pursuant to the Escrow Agreement and (ii) from the R&W Insurance Policy up to an amount equal to the policy limit under the R&W Insurance Policy. The Indemnity Escrow Account and the R&W Insurance Policy shall be the sole and exclusive sources of recovery available to the Purchaser Indemnitees with respect to any indemnifiable Losses under Section 7.2(a)(i) (other than with respect to Losses resulting from breaches of Fundamental Representations), and no Purchaser Indemnitee shall be entitled to seek any recovery directly from the Seller Parties in respect of any such Losses, other than in the event of Fraud. (c) The Purchaser Indemnitees’ right to indemnification for (x) Losses arising under Section Section 7.2(a)(i) as a result of a breach of the Fundamental Representations and (y) solely to the extent the R&W Insurance Policy provides coverage for Losses arising under Section 7.2(a)(iv) , such Losses will be exclusively satisfied: (i) first, from the funds then held in the Indemnity Escrow Account until such funds are depleted or released pursuant to the Escrow

70 Agreement, (ii) second, from the R&W Insurance Policy up to the amount equal to the policy limit under the R&W Insurance Policy, and (iii) third, from the Seller Parties directly. For the avoidance of doubt, and notwithstanding anything herein to the contrary, to the extent the R&W Insurance Policy does not provide coverage for any Losses arising under Section 7.2(a)(iv), any such Losses arising under Section 7.2(a)(iv) shall be satisfied exclusively from the Seller Parties directly pursuant to Section 7.5(d). (d) The Purchaser Indemnitees’ right to indemnification for Losses arising under Section 7.2(a)(ii), (iii) and (v)-(viii) will be exclusively satisfied from the Seller Parties directly. (e) Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount owed by the Seller Parties pursuant to Section 7.5(c) and Section 7.5(c) exceed an amount equal to the Enterprise Value (the “Cap Amount”); provided, further, that the foregoing limitation shall not apply with respect to any Losses that arise out of or result from Fraud on the part of either Seller Party. (f) The Seller Indemnitees’ right to indemnification pursuant to Section 7.2(b) will be satisfied from Purchaser directly; provided, that, except in the case of Fraud on the part of Purchaser, in no event shall the aggregate amount owed by Purchaser pursuant to this Section 7.5(c) exceed the Cap Amount. (g) The Seller Parties shall not be obligated to indemnify any Purchaser Indemnitee with respect to any Loss to the extent that the amount of such Loss was included as a current liability in Net Working Capital, as finally determined pursuant to Section 2.4. (h) Any indemnity provided hereunder shall be applied so as to avoid any double counting and no Indemnified Party shall be entitled to obtain indemnification more than once for the same Losses pursuant to this Agreement or any Transaction Document. (i) The amount of any and all Losses under this Article VII shall be determined net of: (i) any insurance proceeds (including from the R&W Insurance Policy actually received by the applicable Indemnified Party in connection with the facts giving rise to the right of indemnification, net of out-of-pocket costs and expenses (including out-of-pocket expenses, costs of enforcement, deductibles, premium increases, retro-premiums and any retention amounts) incurred by such Indemnified Party (“Insurance Recoveries”) and (ii) any cash Tax benefit actually realized by Purchaser or any of its Affiliates (including, after the Closing, the Group Companies), including any cash refund or any reduction of, or credit against, Purchaser’s or such Affiliate’s cash Tax liabilities, in the taxable year in which such Loss is incurred (or the immediately following taxable year) (each of clauses (i) and (ii), an “Alternative Recovery”). If an indemnification payment is received by an Indemnified Party, and any Indemnified Party later receives any Alternative Recovery in respect of the related Losses, the Indemnified Party shall promptly pay to the applicable Indemnifying Party a sum equal to the lesser of (A) the actual amount of the Alternative Recovery (net of any collection costs, increased insurance premiums and Taxes arising as a result of such recovery) or (B) the actual amount of the indemnification payment previously paid by the Indemnifying Party with respect to such Losses. Each Party hereby

71 waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses. (j) For purposes of (i) determining the breach or inaccuracy of any representations or warranties contained herein, and (ii) calculating the amount of any Losses attributable to any such breach or inaccuracy, any and all exceptions, limitations, restrictions, modifications, qualifications and exclusions contained in such representations and warranties that are based or conditioned on or refer to the terms “Material Adverse Effect” “material”, “materially”, “in all material respects” or any correlative terms (including when “material” and “materially” are used as adjectives and/or adverbs) shall be disregarded (except for the use of the term “Material Adverse Effect” in clause (x) of Section 3.7 and the use of the word “Material” in the defined term “Material Contracts”, which shall not be disregarded). (k) Purchaser and the Seller Parties shall use commercially reasonable efforts to cooperate with each other with respect to resolving any claim, liability or Loss for which indemnification may be required hereunder. Section 7.6. Assignment of Claims. If any Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses, and the Indemnified Party could have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim asserted against the Indemnifying Party, upon the written request of the Indemnifying Party and the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), the Indemnified Party shall assign, on a non-recourse basis and without any representation or warranty, such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment. If any such assignment would afford the Potential Contributor any defense to the payment of the same, such assignment shall not take place and the Indemnified Party will, at the Indemnifying Party’s direction and expense, take all commercially reasonable actions to seek to recover such claim from such Potential Contributor. Any payment received in respect of such claim against the Potential Contributor (whether by the Indemnified Party as provided in the immediately preceding sentence, or the Indemnifying Party) shall be distributed, (a) first, to the Indemnified Party in the amount of any deductible or similar amount required to be paid by the Indemnified Party prior to the Indemnifying Party being required to make any payment to the Indemnified Party plus, in the case of any claim by a Indemnified Party as provided in the immediately preceding sentence, the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim, (b) second, to the Indemnifying Party, in an amount equal to the aggregate payments made by the Indemnifying Party to the Indemnified Party in respect of such claim, plus the costs and expenses incurred in investigating, prosecuting, defending or otherwise addressing such claim and (c) the balance, if any, to the Indemnified Party. Section 7.7. Obligations Under R&W Insurance Policy. Purchaser shall, and shall cause its Affiliates to: (a) comply with the terms of any post-Closing deliverables set out in the R&W Insurance Policy;

72 (b) not agree to any amendment, variation, waiver, novation or assignment of, or with respect to its rights under, the R&W Insurance Policy (or anything that has a similar effect) in a way that adversely affects the Seller Parties’ rights with respect to subrogation or contribution thereunder without the prior written consent of Seller Parent; and (c) not terminate the R&W Insurance Policy or do anything that causes any right under the R&W Insurance Policy not to have full force and effect. Section 7.8. Exclusive Remedy. After the Closing, indemnification pursuant to the provisions of this Article VII shall be the sole and exclusive remedy for the Parties for any misrepresentation or breach of any warranty, covenant or other provision contained in this Agreement or in any certificate or instrument delivered pursuant hereto and for any claims with respect to the transactions contemplated by this Agreement, except (a) in the case of Fraud and (b) for any other remedies expressly set forth in this Agreement other than in this Article VII (including as set forth in Section 2.4, Section 6.3(e) and Section 8.12). Section 7.9. Indemnity Escrow Account Release. Promptly, but in any event within five (5) Business Days after the date that is the twelve (12) month anniversary of the Closing Date (the “Indemnity Escrow Release Date”), Purchaser and Seller shall jointly instruct the Escrow Agent to disburse to Seller the remaining balance of the Indemnity Escrow Account at such time, if any; provided that if, on the Indemnity Escrow Release Date, any claim for indemnification by any Purchaser Indemnitee under this Article VII is pending, then the amount that would otherwise be paid by the Escrow Agent to Seller pursuant to this Section 7.9, shall be reduced by the amount of such claim. Purchaser and Seller shall jointly instruct the Escrow Agent not to release an amount equal to such claim amount from the Indemnity Escrow Account. Such amount that is not so released from the Indemnity Escrow Account as a result of such claim shall become due and payable upon the final resolution with respect to such claim, and Purchaser and Seller shall, within two (2) Business Days following the date of such final resolution, give the Escrow Agent written notice of the occurrence of such claim resolution and instruct the Escrow Agent to release the applicable payment (if any) to Purchaser, and when no claims against the Indemnity Escrow Account are remaining, Purchaser and Seller shall give the Escrow Agent written notice to release the remaining balance of the Indemnity Escrow Amount to Seller. Section 7.10. Tax Treatment of Indemnification Payments. The Parties agree that any indemnification payments made under this Article VII shall be treated as an adjustment to the Purchase Price for Tax purposes unless applicable Law requires otherwise. ARTICLE VIII MISCELLANEOUS Section 8.1. Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service or sent by email with confirmation of receipt to intended recipient at the following address. Any such notice, request, demand, claim or other communication shall be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery

73 by a nationally recognized overnight courier service or (c) the day of sending, if sent by email prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by email after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day. If to Purchaser or, if after the Closing, the Company: Subzero Purchaser Corp. c/o 1315 Capital Management II, LLC 2929 Walnut Street, #1240 Philadelphia, Pennsylvania 19104 Attention: Matthew Reber Email: matt.reber@1315Capital.com with a copy (which shall not constitute notice) to: Greenberg Traurig, P.A. 401 E. Las Olas Blvd, Suite 2000 Fort Lauderdale, Florida 33301 Attention: Matthew Miller, Esq. Email: millerma@gtlaw.com If to a Seller Party: BioLife Solutions, Inc. 3303 Monte Villa Parkway, Suite 310 Bothell, Washington 98021 Attn: Chief Financial Officer Email: twichterman@biolifesolutions.com with a copy (which shall not constitute notice) to: K&L Gates LLP 1 Park Plaza 12th Floor Irvine, CA 92614 Attn: Michael A. Hedge; Jason C. Dreibelbis Email: Michael.Hedge@klgates.com; Jason.Dreibelbis@klgates.com or to such other address as any Party hereto shall notify the other Parties hereto (as provided above) from time to time. Section 8.2. Publicity. Press releases and other publicity concerning this Agreement or the transactions contemplated hereby shall be made only with the prior written consent of each Party, except as otherwise required by Law (in which case Purchaser and Seller shall have the right to review such press release or other publicity prior to issuance, distribution or publication). Except as otherwise required by applicable Law, no such press releases or other publicity shall state the amount of the Purchase Price or any amount used in the calculation of the Purchase Price.

74 Notwithstanding the foregoing, (a) Purchaser and its Affiliates’ managed investment funds, may provide information that is customarily provided by institutional investors in the Ordinary Course about the subject matter of this Agreement and the Group Companies (including their performance and improvements during its period of ownership) to current, former, future or prospective limited partners or other investors of such Persons, as the case may be, and each of their respective Affiliate’s managed investment funds in connection with their Ordinary Course operations, including fund raising, marketing, informational or reporting activities, but only to the extent that each such Person is party to a confidentiality agreement or similar agreement that obligates such Person to keep such information confidential and (b) nothing in this Agreement shall prevent either Seller Party or its Affiliates from making any required disclosures or filings with the U.S. Securities Exchange Commission or applicable securities exchanges (in which case Purchaser shall have the right to review any such disclosures or filings to the extent they contain concerning any information related to this Agreement or the transactions contemplated hereby prior to submission; provided, that Purchaser shall not have the right to review any subsequent disclosures or filings to the extent the information contained in such disclosures or filings is substantially similar to information contained in the disclosures or filings previously reviewed by Purchaser, or relates solely to the financial statements of Seller Parent). Nothing in this Section 8.2 will limit the ability of any party to enforce its rights hereunder in any Proceeding. Section 8.3. Exhibits and Schedules. All Exhibits and Schedules hereto, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Disclosure Schedules are arranged in sections and subsections corresponding to the sections and subsections contained in Article III and other relevant sections and subsections of this Agreement; provided, however, information furnished in any particular section or subsection of the Disclosure Schedules shall be deemed to be included in another section or subsection of Article III of the Disclosure Schedules to the extent a matter in such section or subsection is disclosed in such a way as to make its relevance to the information called for by such other section reasonably apparent on its face; provided, further, however, that no disclosure made in any other section or subsection of the Disclosure Schedules shall be deemed to be made with respect to the representation and warranty contained in clause (x) of Section 3.7 and nothing in the Financial Statements shall be deemed disclosed against any section, sub-section or paragraph of this Agreement solely by reason of its inclusion in therein. No reference to or disclosure of any item or other matter in the Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material (nor shall it establish a standard of materiality for any purpose whatsoever). The information set forth in the Disclosure Schedules is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any Party hereto to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement. Section 8.4. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty by 5:00 p.m. New York City time on the next succeeding day which is a regular Business Day. Section 8.5. Expenses; Transfer Taxes. Except as otherwise set forth in this Agreement, regardless of whether the transactions provided for in this Agreement are consummated, each Party

75 shall pay its own expenses, including, without limitation, financial advisors’, attorneys’, accountants’ and other professional fees and expenses incident to this Agreement and the transactions contemplated herein. Purchaser understands and acknowledges that all out-of-pocket fees and expenses incurred or to be incurred by the Group Companies in connection with the transactions contemplated hereby (including the Seller Expenses) may be paid by the Group Companies in cash prior to the Effective Time (or by Purchaser at the direction of Seller in accordance with Section 2.1(c)(ii)(A)). All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (the “Transfer Taxes”), and any expenses in connection with the filing of any Tax Returns and other documentation with respect to Transfer Taxes, shall be paid fifty percent (50%) by Purchaser and fifty percent (50%) by Seller. The Party so required under applicable Law shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, the other Party shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. Section 8.6. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise expressly provided herein, this Agreement may not, without the prior written consent of the other Parties hereto, be assigned by any Party, by operation of law or otherwise, and any attempted assignment shall be null and void, except that (a) each of Purchaser and Seller may assign any of its rights (but not its obligations) under this Agreement to any subsequent purchaser of Purchaser or the Company, on the one hand, or Seller, on the other hand (in each case, whether by merger, consolidation, sale of stock, sale of assets or otherwise) and (b) Purchaser and its Affiliates shall be permitted to collaterally assign, at any time and in their sole discretion, their respective rights under this Agreement, the R&W Insurance Policy, the Transition Services Agreement, or any other agreement delivered in connection with the transactions contemplated hereunder, in each case, to any lenders of Purchaser and/or its Affiliates; provided, that no such collateral assignment shall relieve Purchaser of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives. Except as set forth in Section 6.7, Article VII and Section 8.18, this Agreement shall be for the sole benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties partners or participants in a joint venture. Section 8.7. Counterparts. This Agreement, the other Transaction Documents and each other agreement or instrument entered into in connection herewith or therewith may be executed in one or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement, the other Transaction Documents and each other agreement or instrument entered into in connection herewith or therewith by facsimile or .pdf attachment to email shall be effective as delivery of a mutually executed original counterpart to this Agreement, such other Transaction Document or such other agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of a facsimile or electronic

76 transmission by .pdf to deliver a signature or the fact that any agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in .pdf as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense. Section 8.8. Titles and Headings. The titles, captions and table of contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement. Section 8.9. Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto), the other Transaction Documents, the other documents delivered pursuant hereto or contemplated hereby constitute the entire agreement between or among the Parties with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters. The Parties make no representations or warranties to each other, except as contained in this Agreement, any certificate or instrument delivered pursuant hereto or the other Transaction Documents, and any and all prior representations and warranties made by any Party or its Affiliates or Representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. Section 8.10. Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Section 8.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Section 8.12. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary set forth in this Agreement, each of the Parties hereby agrees that the other Parties shall be entitled to seek an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by such other Parties under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other Parties have an adequate remedy at law

77 and to interpose no opposition, legal or otherwise, as to the propriety of an injunction or specific performance as a remedy, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 8.12 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue. Section 8.13. Governing Law. All issues and questions concerning the construction, validity, negotiations, enforcement, execution, delivery, performance (or failure thereof) and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Section 8.14. Jurisdiction and Venue. Each of the Parties and any Person asserting any rights or defenses under this Agreement, including any certificate or instrument delivered in connection herewith, irrevocably submits to the exclusive jurisdiction of the Court of Chancery court of the State of Delaware, and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any action or proceeding arising out of or relating to this Agreement, any transaction contemplated hereby, the Schedules and Exhibits hereto and any certificate or instrument delivered in connection herewith, including the construction, validity, interpretation, negotiation and enforceability or the subject matter of any of those agreements (and agrees not to commence any action or proceeding relating hereto except in such courts); provided, that, this Section 8.14 will not be construed as a waiver of any Party’s right to seek enforcement of a decision of a Delaware Court or the Accounting Firm, pursuant to Section 2.4, before any other courts of competent jurisdiction. Each of the Parties further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such Party’s respective address set forth in Section 8.1 will be effective service of process for any action or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware, and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided in law or in equity. Section 8.15. Waiver Of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

78 COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Section 8.16. Failure or Indulgence Not Waiver. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. Section 8.17. Amendments. This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by Purchaser and the Seller Parties. Section 8.18. Non-Recourse. Except for Fraud, all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, the other Transaction Documents, the Schedule, Exhibits and Annexes hereto and thereto and any certificate or instrument delivered in connection herewith or therewith, including the construction, validity, interpretation, negotiation, execution, performance and enforceability or the subject matter hereof or thereof (including any representation or warranty made in or in connection with this Agreement, any certificate or instrument delivered with respect to this Agreement, and the other Transaction Documents or as an inducement to enter into this Agreement or the other Transaction Documents), or any transaction contemplated hereby and thereby, may be made only against the entities that are expressly identified as parties hereto and thereto, as applicable. No Person who is not a named party to this Agreement or the other Transaction Documents, including any past, present or future director, officer, employee, incorporator, member, partner, equityholders, Affiliate, or Representative of any named party to this Agreement or the other Transaction Documents, as applicable (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or such other Transaction Document (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or such other Transaction Document (as the case may be) or the negotiation or execution hereof or thereof; and each Party waives and releases all such liabilities, claims and obligations against any such Non- Party Affiliates, except for Fraud. Non-Party Affiliates are expressly intended as third-party beneficiaries of this provision of this Agreement. Section 8.19. Legal Representation.

79 (a) Purchaser, on behalf of itself and its Affiliates (including, after the Closing, the Group Companies) acknowledges and agrees that K&L Gates LLP (“K&L Gates”) has acted as counsel for the Seller Parties and the Group Companies in connection with this Agreement and the transactions contemplated hereby (the “Acquisition Engagement”), and in connection with this Agreement and the transactions contemplated hereby, K&L Gates has not acted as counsel for any other Person, including Purchaser. (b) Only the Seller Parties, the Group Companies and their respective Affiliates shall be considered clients of K&L Gates in the Acquisition Engagement. Purchaser, on behalf of itself and its Affiliates (including after the Closing, the Group Companies), acknowledges and agrees that all confidential communications between the Seller Parties, the Group Companies and their respective Affiliates, on the one hand, and K&L Gates, on the other hand, in the course of the Acquisition Engagement, and any attendant attorney-client privilege, attorney work product protection, and expectation of client confidentiality applicable thereto, shall be deemed to belong solely to the Seller Parties and their respective Affiliates (other than the Group Companies), and not the Group Companies, and shall not pass to or be claimed, held, or used by Purchaser or the Group Companies upon or after the Closing. Accordingly, Purchaser and its Affiliates shall not have access to any such communications, or to the files of K&L Gates relating to the Acquisition Engagement. Without limiting the generality of the foregoing, upon and after the Closing, (i) to the extent that files of K&L Gates in respect of the Acquisition Engagement constitute property of the client, only the Seller Parties and their respective Affiliates shall hold such property rights and (ii) K&L Gates shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Group Companies or Purchaser by reason of any attorney-client relationship between K&L Gates and the Group Companies or otherwise; provided, however, that notwithstanding the foregoing, K&L Gates shall not disclose any such attorney-client communications or files to any third parties (other than Representatives of the Seller Parties and their respective Affiliates; provided that such Representatives are instructed to maintain the confidence of such attorney-client communications). Purchaser, on behalf of itself and its Affiliates (including after the Closing, the Group Companies), irrevocably waives any right it may have to discover or obtain information or documentation relating to the Acquisition Engagement, to the extent that such information or documentation was subject to an attorney-client privilege, work product protection or other expectation of confidentiality owed to the Seller Parties and/or their respective Affiliates. If and to the extent that, at any time subsequent to Closing, Purchaser or any of its Affiliates (including after the Closing, the Group Companies) shall have the right to assert or waive any attorney-client privilege with respect to any communication between a Group Company or its Affiliates and any Person representing them that occurred at any time prior to the Closing, Purchaser, on behalf of itself and its Affiliates (including after the Closing, the Group Companies), shall be entitled to waive such privilege only with the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed). (c) Purchaser, on behalf of itself and its Affiliates (including after the Closing, the Group Companies), expressly consents to K&L Gates’ representation of the Seller Parties and/or their respective Affiliates and/or any of their respective agents (if any of the foregoing Persons so desire) in any matter, including, without limitation, any post-Closing matter in which the interests of Purchaser and the Group Companies, on the one hand, and the Seller Parties or any of their respective Affiliates, on the other hand, are adverse, including any matter relating to the transactions contemplated by this Agreement, and whether or not such matter is one in which K&L

80 Gates may have previously advised the Seller Parties, the Group Companies or their respective Affiliates. (d) From and after the Closing, the Group Companies shall cease to have any attorney-client relationship with K&L Gates, unless and to the extent K&L Gates is expressly engaged in writing by a Group Company to represent such Group Company after the Closing and either (i) such engagement involves no conflict of interest with respect to the Seller Parties and/or any of their respective Affiliates or (ii) the Seller Parties and/or any such Affiliate, as applicable, consents in writing to such engagement. Any such representation of any Group Company by K&L Gates after the Closing shall not affect the foregoing provisions hereof. (e) The Seller Parties, the Group Companies and Purchaser consent to the arrangements in this Section 8.19 and waive any actual or potential conflict of interest that may be involved in connection with any representation by K&L Gates permitted hereunder. [Signature Pages Follow]

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written. PURCHASER: SUBZERO PURCHASER CORP. By: Name: Title: SELLER: SCISAFE, INC. By: Name: Title: SELLER PARENT: BIOLIFE SOLUTIONS, INC. By: Name: Title: COMPANY: SCISAFE, INC. By: Name: Title:

EXHIBIT A Form of Escrow Agreement (attached)

EXHIBIT B Net Working Capital (attached)

EXHIBIT C Form of R&W Insurance Policy (attached)

EXHIBIT D Pre-Closing Adjustment Statement (attached)

EXHIBIT E Funds Flow Statement (attached)

EXHIBIT F Form of Employment Agreement (attached)

EXHIBIT G Form of Transition Services Agreement (attached)